EXHIBIT 4.1

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                           MORGAN STANLEY GROUP INC.

                                      and

                         CHEMICAL BANK, Warrant Agent

                                      and

            MORGAN STANLEY & CO. INCORPORATED, Determination Agent
                             _____________________

                               WARRANT AGREEMENT

                        dated as of October [__], 1995
                             ____________________

                     AMEX Hong Kong 30 Index Call Warrants

                          Expiring October [__], 1997


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                             TABLE OF CONTENTS(1)


                                                                          Page


PARTIES................................................................     1

RECITALS...............................................................     1

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   (1) The Table of Contents is not a part of the Warrant Agreement.

                                   ARTICLE I

                        ISSUANCE OF WARRANTS AND FORM,
                     EXECUTION, DELIVERY AND REGISTRATION
                          OF WARRANT CERTIFICATES AND
                          GLOBAL WARRANT CERTIFICATE

SECTION 1.01.           Issuance of Warrants...........................     1

SECTION 1.02.           Form, Execution and Delivery of
                          Warrant Certificates.........................     2

SECTION 1.03.           Warrant Certificates...........................     3

SECTION 1.04.           Registration of Transfers
                          and Exchanges................................     3

SECTION 1.05.           Mutilated or Missing Warrant
                          Certificates.................................     5

SECTION 1.06.           Registered Holders.............................     5

SECTION 1.07.           Conversion Option..............................     6

SECTION 1.08.           Global Warrant Certificate.....................     8


                                  ARTICLE II

                       DURATION AND EXERCISE OF WARRANTS

SECTION 2.01.           Duration of Warrants; Minimum
                          Exercise Amounts; Exercise
                          Notice......................................     11

SECTION 2.02.           Exercise, Valuation and Delivery
                           of Warrants................................     12

SECTION 2.03.           Automatic Exercise of Warrants;
                        Exercise upon an Extension Event,
                        an Extraordinary Event or an
                        Exercise Limitation Event.....................     21

SECTION 2.04.           Limitation of Number of Exercisable
                          Warrants....................................     30

SECTION 2.05.           Covenant of the Company.......................     31

SECTION 2.06.           Return of Money Held Unclaimed for
                          Two Years...................................     31

SECTION 2.07.           Return of Global Warrant
                          Certificate.................................     32


                                  ARTICLE III

                         OTHER PROVISIONS RELATING TO
                           RIGHTS OF WARRANTHOLDERS

SECTION 3.01.           Warrantholder May Enforce Rights..............     32


                                  ARTICLE IV

                       WARRANTS ACQUIRED BY THE COMPANY;
                               PAYMENT OF TAXES

SECTION 4.01.           Warrants Acquired by the Company..............     32

SECTION 4.02.           Payment of Taxes..............................     33


                                   ARTICLE V

                         CONCERNING THE WARRANT AGENT

SECTION 5.01.           Warrant Agent.................................     33

SECTION 5.02.           Conditions of Warrant Agent's
                          Obligations.................................     34

SECTION 5.03.           Resignation and Appointment of
                          Successor...................................     36


                                  ARTICLE VI

                                 MISCELLANEOUS

SECTION 6.01.           Amendment.....................................     38

SECTION 6.02.           Notices and Demands to the Company,
                          the Warrant Agent and the
                          Determination Agent.........................     38

SECTION 6.03.           Addresses for Notices.........................     39

SECTION 6.04.           Notices to Holders............................     39

SECTION 6.05.           Obtaining of Approvals........................     39

SECTION 6.06.           Persons Having Rights Under This
                          Agreement...................................     39

SECTION 6.07.           Inspection of Agreement.......................     40

SECTION 6.08.           Headings......................................     40

SECTION 6.09.           Counterparts..................................     40

SECTION 6.10.           Applicable Law................................     41


TESTIMONIUM...........................................................     41

SIGNATURES............................................................     41


EXHIBIT A             -    Form of Warrant Certificate

EXHIBIT A-1           -    Form of Global Warrant Certificate

EXHIBIT A-2           -    Exercise Notice
                             For Warrants Represented by the Global
                             Warrant Certificate

EXHIBIT B             -    Confirmation of Exercise For Warrants
                             Represented by Warrant Certificates

EXHIBIT B-1           -    Confirmation of Exercise For Warrants
                             Represented by the Global Warrant
                             Certificate



EXHIBIT C-1           -    Notice of Rejection Relating to Limit
                             Option For Warrants Represented by
                             Warrant Certificates

EXHIBIT C-2           -    Notice of Rejection Relating to Limit
                             Option For Warrants Represented by
                             the Global Warrant Certificate


                               WARRANT AGREEMENT

               THIS AGREEMENT, dated as of October [__], 1995, among MORGAN STANLEY GROUP INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), CHEMICAL BANK, a New York banking corporation (the "Warrant Agent") and MORGAN STANLEY & CO. INCORPORATED, a corporation organized and existing under the laws of the State of Delaware (the "Determination Agent").

               WHEREAS, the Company proposes to sell from time to time AMEX Hong Kong 30 Index Call Warrants (the "Warrants" or, individually, a "Warrant") the amount of which shall be unlimited representing the right to receive from the Company on exercise (including automatic exercise) an amount in U.S. Dollars equal to the Cash Settlement Value (as defined below) determined by reference to increases in the AMEX Hong Kong 30 Index (as defined herein) on the terms and conditions set forth in this Agreement; and

               WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, transfer and exercise of the Warrants, and the Company desires to set forth herein, among other things, the provisions of the Warrants and the terms and conditions on which they may be issued, transferred, exercised and cancelled;

               NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                        ISSUANCE OF WARRANTS AND FORM,
                     EXECUTION, DELIVERY AND REGISTRATION
                          OF WARRANT CERTIFICATES AND
                          GLOBAL WARRANT CERTIFICATE

               SECTION 1.01. Issuance of Warrants. (a) The Warrants are unsecured contractual obligations of the Company and will rank on a parity with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt.

               (b) Each Warrant entitles a registered or beneficial holder (each a "Warrantholder") to receive upon exercise (including automatic exercise), subject to the provisions contained herein, the Cash Settlement Value or the Alternative Settlement Amount, as the case may be (each as defined herein), of such Warrant. A Warrant will not require or entitle a Warrantholder to purchase or take delivery from the Company of any shares of any component stocks of the AMEX Hong Kong 30 Index or any Successor Index to the AMEX Hong Kong 30 Index (the "Underlying Stocks"), or any other securities. Upon exercise of a Warrant, the Company will make only a U.S. Dollar cash payment in the amount of the Cash Settlement Value or Alternative Settlement Amount, if any and as applicable, of such Warrant. The Company is under no obligation to, nor will it, sell or deliver to any Warrantholder any shares of any of the Underlying Stocks or any other securities in connection with the exercise of any Warrants. Warrantholders will not receive any interest on any Cash Settlement Value or Alternative Settlement Amount, and the Warrants will not entitle the Warrantholders to any of the rights of holders of any of the Underlying Stocks or any other securities.

               SECTION 1.02. Form, Execution and Delivery of Warrant Certificates. (a) The Warrants, whenever issued, shall be represented by certificates in registered form substantially in the form set forth in Exhibit A hereto (the "Warrant Certificates"), with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may represent any whole number of Warrants. The Warrant Certificates may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and which are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any self-regulatory organization (an "SRO") on which the Warrants may be listed, or of any securities depository, or to conform to usage. Warrant Certificates shall be signed on behalf of the Company by its chairman, its president, its chief financial officer, its treasurer or one of its managing directors and attested by its secretary or an assistant secretary. The signature of any of such officers may be either manual or facsimile. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Warrant Certificate that has been duly countersigned and delivered by the Warrant Agent.

               (b) In case any officer of the Company who shall have signed a Warrant Certificate, either manually or by facsimile signature, shall cease to be such officer before such Warrant Certificate shall have been countersigned and delivered by the Warrant Agent to the Company or delivered by the Company, such Warrant Certificate nevertheless may be countersigned and delivered as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and the Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

               SECTION 1.03. Warrant Certificates. Each Warrant Certificate, when executed on behalf of the Company in accordance with Section 1.02, shall be delivered to the Warrant Agent, which shall manually countersign and deliver the same to or upon the order of the Company. After the initial original issuance of Warrants hereunder, additional Warrant Certificates may be issued upon two (2) New York Business Days (as defined herein) prior notice to the Warrant Agent. Each Warrant Certificate shall be dated the date of its countersignature. A Warrant Certificate shall not be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, unless and until such Warrant Certificate has been countersigned by the manual signature of an authorized officer of the Warrant Agent. Such countersignature by an authorized officer of the Warrant Agent upon any Warrant Certificate signed by the Company in accordance with Section 1.02 shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

               SECTION 1.04. Registration of Transfers and Exchanges. (a) Except as otherwise provided herein or in the Warrant Certificate, the Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose (the "Warrant Register") at the Warrant Agent's Office (as defined herein), subject to such reasonable regulations as the Company or the Warrant Agent may prescribe, upon surrender thereof at the Warrant Agent's Window (as defined herein), Attention: Transfer Department, duly endorsed by, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Company duly executed by, the Registered Holder(s) (as defined herein) thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a bank or trust company with a correspondent office in The City of New York or by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. (the "NASD") or by a member of a national securities exchange. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent.

               (b) At the option of a Warrantholder, Warrant Certificates may be exchanged for other Warrant Certificates, representing a like number of Warrants, upon surrender to the Warrant Agent of the Warrant Certificates to be exchanged at the Warrant Agent's Window, Attention: Transfer Department. The "Warrant Agent's Window" shall be the window of the Warrant Agent maintained for purposes of transfer and tender in the Borough of Manhattan, The City of New York or at the address of any successor Warrant Agent (as provided in Section 5.03) and which is, on the date of this Agreement, Chemical Bank/Geoserve, Corporate Trust Securities Window, 55 Water Street, Room 234, North Building, New York, New York 10041. Upon surrender of any unexercised Warrant Certificate for exchange, the Warrant Agent shall cancel such Warrant Certificate, and the Company shall execute, and the Warrant Agent shall countersign and deliver, in accordance with Sections 1.02 and 1.03, one or more new Warrant Certificates of like tenor and representing a like number of unexercised Warrants.

               (c) Warrant Certificates issued upon transfer or exchange pursuant to Section 1.04(a) or (b) shall be valid obligations of the Company, evidencing the same obligations of the Company as the Warrant Certificates surrendered for transfer or exchange, and entitled to the same benefits under this Agreement as were such Warrant Certificates prior to such surrender.

               (d) Except as provided in Section 1.05, no service charge shall be made for any registration of transfer or exchange of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates, other than exchanges pursuant to this Section 1.04 not involving any transfer.

               (e) In the event that upon any exercise of Warrants evidenced by a Warrant Certificate the number of Warrants exercised shall be less than the total number of Warrants evidenced by such Warrant Certificate, there shall be issued to the Registered Holder thereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

               SECTION 1.05. Mutilated or Missing Warrant Certificates. (a) If any Warrant Certificate is mutilated, lost, stolen or destroyed, the Company may in its discretion execute, and the Warrant Agent may countersign and deliver, in exchange and substitution for the mutilated Warrant Certificate, or in replacement for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, bearing an identification number not contemporaneously outstanding, but only (in case of loss, theft or destruction) upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and security or indemnity, if requested, also satisfactory to them.
Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

               (b) In case any such mutilated, lost, stolen or destroyed Warrant Certificate has been or is about to be exercised, or deemed to be exercised, the Company in its absolute discretion may, instead of issuing a new Warrant Certificate, direct the Warrant Agent to treat the same as if it had received the Warrant Certificate together with an irrevocable Exercise Notice (as defined herein) in proper form in respect thereof, as provided herein, or as being subject to automatic exercise, as the case may be.

               (c)  Each new Warrant Certificate issued pursuant to this
Section 1.05 in lieu of any lost, stolen or destroyed Warrant Certificate shall be an original, additional contractual obligation of the Company, and shall be entitled to the same benefits under this Agreement as the Warrant Certificate that was lost, stolen or destroyed.

               (d) Upon the issuance of any new Warrant Certificate in accordance with this Section 1.05, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) connected therewith.

               (e) The provisions of this Section 1.05 are exclusive and shall preclude (to the extent lawful) any other rights and remedies with respect to the replacement or payment of mutilated, lost, stolen or destroyed Warrant Certificates.

               SECTION 1.06. Registered Holders. Prior to due presentment for registration of transfer, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent, may deem and treat the person in whose name a Warrant Certificate shall be registered in the Warrant Register (a "Registered Holder") as the absolute owner of the Warrants evidenced thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate) for any purpose whatsoever, and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, and neither the Company nor the Warrant Agent, nor any agent of the Company or the Warrant Agent, shall be affected by any notice to the contrary. This Section 1.06 shall be without prejudice to the rights of Warrantholders as described elsewhere herein.

               SECTION 1.07. Conversion Option. (a) Commencing on the forty-fifth calendar day or on any earlier day specified by the Determination Agent with the approval of the Company following the initial original issuance of the Warrants, each Warrantholder will have the option (the "Conversion Option") to convert the form in which such Warrantholder holds his Warrants from definitive to book-entry form. The Company shall notify each Warrantholder as soon as practicable after the initial original issuance of the Warrants (i) that Warrant Certificates (as defined herein) must be delivered to an entity (a "Participant") entitled to execute, clear and settle transactions through The Depository Trust Company, New York, New York (the "Depository", which term, as used herein, includes any successor securities depository selected by the Company) in proper form for deposit in order for Warrants to be converted into book-entry form, (ii) the date on which such conversions will commence (which shall be such 45th calendar day or such earlier day (the "Initial Conversion Date"), (iii) the date on which such conversions will end (which date shall be the forty-fifth calendar day after the Initial Conversion Date (the "Final Conversion Date")) and (iv) the CUSIP number assigned to the Warrants. The Warrant Agent, at the request and expense of the Company and on behalf of the Company, shall mail such notice to each Warrantholder. The period from the Initial Conversion Date to and including the Final Conversion Date is referred to herein as the "Conversion Option Period". Warrants in book-entry form shall not be exchangeable for Warrant Certificates, except as provided herein. The Company will give prior notice of any such earlier Initial Conversion Date to the Warrant Agent by telephone or facsimile transmission and to the Warrantholders by mail or (at the Company's sole discretion) publication in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal).

               (b) During the Conversion Option Period, the Depository will credit the account of each Participant that deposits Warrant Certificates with the quantity of Warrants evidenced by such Warrant Certificates either by the close of business on the New York Business Day on which such Warrant Certificates are deposited (if received by the Depository by its then applicable cut-off time for same-day credit) or on the following New York Business Day (if received by the Depository by its then applicable cut-off time for next-day credit), all in accordance with the provisions of the Letter of Representations relating to the Warrants, among the Company, the Warrant Agent and the Depository (the "Representations Letter").

               (c) As more fully described in the Representations Letter, the Depository will deliver daily to the Warrant Agent Warrant Certificates deposited at the Depository on the previous New York Business Day. If the Warrant Agent accepts such Warrant Certificates for conversion, it shall promptly cancel such Warrant Certificates, debit the accounts of the Warrantholders registered on its books, and credit the account of the Depository with the aggregate quantity of Warrants evidenced by the cancelled Warrant Certificates. On the first day during the Conversion Option Period that the Warrant Agent credits Warrants to the Depository's account, the Warrant Agent shall countersign a global certificate evidencing such Warrants (the "Global Warrant Certificate") in the manner provided herein. On each subsequent day during the Conversion Option Period that the Warrant Agent credits Warrants to the Depository's account, the Warrant Agent may (i) as provided in the Fast Automated Securities Transfer Balance Certificate Agreement between Chemical Bank and the Depository (the "FAST Agreement"), countersign a new Global Warrant Certificate or (ii) endorse the existing Global Warrant Certificate to evidence the increased quantity of Warrants credited to the Depository's account. If the Warrant Agent countersigns a new Global Warrant Certificate, it shall cancel the existing Global Warrant Certificate. Only one Global Warrant Certificate evidencing Warrants credited to the Depository's account shall be outstanding at any time.

               (d) If (i) the Depository is at any time unwilling or unable to continue as securities depository for the Warrants and a successor Depository is not appointed by the Company within 90 days, or (ii) the Company shall be adjudged a bankrupt or insolvent or make an assignment for the benefit of its creditors or institute proceedings to be adjudicated a bankrupt or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under Federal bankruptcy laws or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or all or any substantial part of its property shall be appointed, or if a public officer shall have taken charge or control of the Company or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, the Company will reissue Warrant Certificates in exchange for the Global Warrant Certificate registered in the names provided by the Depository to the Warrant Agent in writing. In addition, the Company may at any time determine not to have the Warrants represented by a Global Warrant Certificate and, in such event, will issue Warrant Certificates in exchange for the Global Warrant Certificate registered in the names provided by the Depository to the Warrant Agent in writing. In any such instance, and in accordance with the provisions of this Agreement, each Warrantholder will be entitled to have a number of Warrants equivalent to such Warrantholder's beneficial interest in the Global Warrant Certificate registered in the name of the Warrantholder and will be entitled to physical delivery of such Warrants in definitive form. The provisions of
Section 1.08 shall apply only if and when the Conversion Option is utilized and a Global Warrant Certificate is issued hereunder. Unless the context shall otherwise require, and subject to the provisions of Section 1.08, all references in this Agreement to the Warrant Certificates (other than in Sections 1.02, 1.03, 1.04 and 1.08) shall include the Global Warrant Certificate in the event that the Global Warrant Certificate is issued.

               SECTION 1.08. Global Warrant Certificate. (a) Any Global Warrant Certificate issued in accordance with this Section 1.08 shall be substantially in the form set forth in Exhibit A-1 hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may represent any number of whole Warrants. Each Global Warrant Certificate may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and which are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange on which the Warrants may be listed or of any Depository referred to herein, or to conform to usage. Each Global Warrant Certificate shall be signed on behalf of the Company upon the same conditions, in substantially the same manner and with the same effect as the Warrant Certificates.

               (b) The Warrant Agent is authorized, from time to time during the Conversion Option Period, upon receipt of a Global Warrant Certificate from the Company, duly executed on behalf of the Company, to countersign such Global Warrant Certificate. The Global Warrant Certificate shall be manually countersigned and dated the date of its countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall deliver the Global Warrant Certificate to or upon the order of the Depository against receipt of an appropriate amount of Definitive Warrants (as defined herein) (such Definitive Warrants shall be disposed of in accordance with instructions provided by the Company). One or more Global Warrant Certificates may be executed by the Company and delivered to the Warrant Agent on or after the date of execution of this Agreement; provided that only one Global Warrant Certificate shall be outstanding at any one time.

               The Company reserves the right to issue, from time to time after the date of execution of this Agreement, additional Warrants, and in connection therewith the Global Warrant Certificate may be exchanged for a new Global Warrant Certificate to reflect the issuance by the Company of such additional Warrants. To effect such an exchange the Company shall deliver to the Warrant Agent a new Global Warrant Certificate duly executed on behalf of the Company as provided in Section 1.02. The Warrant Agent shall countersign the new Global Warrant Certificate as provided in this Section and shall deliver the new Global Warrant Certificate to the Depository in exchange for, and upon receipt of, the Global Warrant Certificate then held by the Depository. The Warrant Agent shall cancel the Global Warrant Certificate delivered to it by the Depository, dispose of such Global Warrant Certificate and provide a certificate of disposition to the Company.

               (c) The Global Warrant Certificate will initially be registered in the name of a nominee of the Depository. The Warrant holdings of the Participants will be recorded on the books of the Depository. The holdings of customers of the Participants and the identity of the Warrantholders will be reflected on the books and records of such Participants and will not be known to the Warrant Agent, the Company or the Depository.
The Global Warrant Certificate will be held by the Depository or its agent.

               Neither the Company nor the Warrant Agent will have any responsibility or liability for any aspect of the records relating to beneficial ownership interests in the Global Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

               The Company may from time to time select a new entity to act as Depository with respect to the Warrants and, if such selection is made, the Company shall promptly give the Warrant Agent notice to such effect identifying the new Depository, and the Global Warrant Certificate shall be delivered to the Warrant Agent and shall be transferred to the new Depository as provided below as promptly as possible. Appropriate changes may be made in the forms of the Global Warrant Certificate, the Exercise Notice and the related notices to be delivered in connection with an exercise to reflect the selection of the new Depository.

               (d) Except as otherwise provided herein or in the Global Warrant Certificate, the Warrant Agent shall from time to time register the transfer of the Global Warrant Certificate in its records (which may be maintained electronically), subject to such reasonable regulations as the Company or the Warrant Agent may prescribe, only to the Depository, to another nominee of the Depository, to a successor Depository or to a nominee of a successor Depository, upon surrender of such Global Warrant Certificate, duly endorsed, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Company, duly executed by the Registered Holder thereof or by the duly appointed legal representative thereof, or by its duly authorized attorney. Such signature shall be guaranteed by a bank or trust company with a correspondent office in The City of New York or by a broker or dealer which is a member of the NASD or by a member of a national securities exchange. Upon any such registration of transfer, a new Global Warrant Certificate shall be issued to the transferee and the surrendered Global Warrant Certificate shall be cancelled by the Warrant Agent.

               The Global Warrant Certificate may be transferred as provided in paragraph (d) above, when surrendered to the Warrant Agent's Window,
Attention: Transfer Department, or at the address of any successor Warrant Agent (as provided in Section 5.03), for another Global Warrant Certificate of like tenor and representing a like number of unexercised Warrants.


                                  ARTICLE II

                       DURATION AND EXERCISE OF WARRANTS

               SECTION 2.01. Duration of Warrants; Minimum Exercise
Amounts; Exercise Notice. (a) Subject to the limitations set forth herein and in Sections 2.02 and 2.03, each Warrant may be irrevocably exercised in whole but not in part, immediately upon issuance. Subject to the limitations set forth herein and except in the case of automatic exercise or following an Extension Event, each Warrant shall be irrevocably exercised either (A) in the case of Warrants represented by Warrant Certificates ("Definitive Warrants"), on any New York Business Day during the period from the date of issuance until 3:00 P.M., New York City time, on the earlier of
(i) the New York Business Day immediately preceding the Expiration Date (as defined below) and (ii) any earlier Delisting Date (as defined herein) by delivering or causing to be delivered to the Warrant Agent (at the Warrant Agent's Window, Attention: Tender Department) the Warrant Certificate representing such Warrant, with the Exercise Notice duly completed and executed by the Registered Holder of such Warrant or (B) in the case of Warrants represented by a Global Warrant Certificate ("Book-entry Warrants"), on any New York Business Day during the period from the Initial Conversion Date until 3:00 P.M., New York City time, on the earlier of (i) the New York Business Day immediately preceding the Expiration Date and (ii) any earlier Delisting Date, by causing (x) such Warrants to be transferred free to the Warrant Agent on the records of the Depository in accordance with the Depository's Deposit/Withdrawal at Custodian procedures, as provided in the Representations Letter, and (y) a duly completed and executed Exercise Notice to be received by the Warrant Agent (the Warrant Agent's facsimile transmission number for such purpose is (212) 946-7682) from a Participant acting, directly or indirectly, on behalf of the Warrantholder (such form of Exercise Notice may be obtained from the Warrant Agent); provided, however, that Exercise Notices are subject to rejection by the Warrant Agent as provided herein. The "Expiration Date" shall be October [__], 1997, subject to an automatic extension of the term of the Warrants as described in Section 2.03(b)(ii).

 . Neither the Warrant Agent nor the Determination Agent will be responsible for any losses resulting from a failure of a brokerage firm or a Participant to properly exercise Warrants on behalf of a Warrantholder.

               (b) No fewer than 500 Warrants may be exercised by or on behalf of any one Warrantholder at any one time, except that no such minimum exercise amount shall apply in the case of automatic exercise on or following the Expiration Date or on any Delisting Date, or in the case of cancellation of the Warrants as a result of an Extraordinary Event (as defined herein). A Warrantholder shall not combine Definitive Warrants and Book-entry Warrants or Book-entry Warrants held through more than one Participant to meet the 500 Warrant minimum exercise requirement provided herein. With the exception of the Limit Option, an Exercise Notice shall be unconditional. Except as provided in Section 2.02(c), the Warrant Agent shall be entitled, with no duty of inquiry, to rely conclusively on any Exercise Notice received by it and on any representation of the exercising Warrantholder contained therein.

               (c) "Exercise Notice" means an irrevocable notice of exercise to the Warrant Agent at the Warrant Agent's Window, Attention: Tender Department (or by facsimile transmission in accordance with Section 2.01(a)(B)(y) in the case of Exercise Notices for Book-entry Warrants), which notice (A) for Definitive Warrants, shall be on the reverse of the Warrant Certificate or such other form as the Company and the Warrant Agent may approve and (B) for Book-entry Warrants, shall be substantially in the form set forth in Exhibit A-2 hereto or such other form as the Company and the Warrant Agent may approve and may be given by facsimile transmission.

               SECTION 2.02.  Exercise, Valuation and Delivery of Warrants.
(a) Except for Warrants subject to automatic exercise, or Warrants subject to the Limit Option or following an Extension Event, the "Exercise Date" for a Warrant will be (i) the New York Business Day on which the Warrant Agent receives at the Warrant Agent's Window, Attention: Tender Department, the Warrant (or transfer of such Warrant through the Depository in the case of Book-entry Warrants) and Exercise Notice (by facsimile transmission in accordance with Section 2.01(a)(B)(y) in the case of Exercise Notices for Book-entry Warrants) in proper form with respect to such Warrant, if received at or prior to 3:00 P.M., New York City time, on such day, or (ii) if the Warrant Agent receives such Warrant (or transfer of such Warrant through the Depository in the case of Book-entry Warrants) or Exercise Notice after 3:00 P.M., New York City time, on a New York Business Day, then the New York Business Day next succeeding the New York Business Day on which such Warrant or Exercise Notice is received.

               (b) The "Valuation Date" for a Warrant shall be the first Index Calculation Day (as defined herein) following the applicable Exercise Date (subject to postponement upon the occurrence of an Extraordinary Event or Exercise Limitation Event (as defined herein) or as a result of the exercise of a number of Warrants exceeding the limits on exercise set forth herein. For purposes of this Agreement, "Index Calculation Day" means any day the AMEX Hong Kong 30 Index or any Successor Index (as defined herein) is calculated and published.

               (c) The Warrant Agent shall, following receipt of proper and timely delivery of a Warrant in accordance with Section 2.02(a) accompanied by a completed Exercise Notice:

               (i) promptly (1) for Definitive Warrants, determine whether such Exercise Notice has been duly completed and is in proper form duly executed by the Registered Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, (2) for Book-entry Warrants, determine whether such Exercise Notice has been duly completed and is in proper form; and if the Warrant Agent determines that the Exercise Notice has not been duly completed or is not in proper form or, in the case of Definitive Warrants, has not been so executed, the Warrant Agent (A) promptly shall reject such Exercise Notice and shall send to the entity that executed such Exercise Notice a notice of rejection substantially in the form set forth in Exhibit B or Exhibit B-1 hereto, as the case may be, and, in the case of Definitive Warrants, shall return to the Registered Holder that submitted such Exercise Notice, by first class mail, the Warrant Certificates evidencing such Warrants, or, in the case of Book-entry Warrants, shall re-deliver such Warrants free through the facilities of the Depository to the account from which they were transferred to the Warrant Agent and (B) shall not take the actions required by clauses (ii)-(vii) below with respect to such Exercise Notice or the related Warrants; provided, however, that the Warrant Agent shall deliver a copy of the Exercise Notice relating to such Warrants to the Company as required by Section 2.02(c)(vii) below and the Company may waive any defect in the form of such Exercise Notice;

             (ii) notify the Company and the Determination Agent (and such other parties (not to exceed two) as the Company shall designate in writing) by 5:00 P.M., New York City time, on the New York Business Day that such Exercise Notice has been received (or shall be deemed to have been received) of (A) the total number of Warrants covered by such Exercise Notice, (B) the number of such Warrants subject to the Limit Option (as defined herein) ("Contingently Tendered Warrants") and (C) the number of such Warrants not subject to the Limit Option;

             (iii) if any of the Warrants covered by such Exercise Notice constitute Contingently Tendered Warrants, by 12:00 Noon, New York City time, on the Valuation Date or if such date is not a New York Business Day, then the next succeeding New York Business Day, (A) except as provided in Section 2.02(i)(i), determine the Limit Option Reference Index (as defined herein) for such Warrants (based on the applicable Limit Option Reference Index provided by the Determination Agent pursuant to Section 2.02(g)); (B) determine in accordance with
         Section 2.02(i) (based on the applicable Spot AMEX Hong Kong 30 Index provided by the Determination Agent pursuant to 2.02(g)) whether such Contingently Tendered Warrants will be subject to exercise after giving effect to the Limit Option and, if such Warrants will not be subject to exercise, send, in the case of Definitive Warrants, to the Registered Holder or, in the case of Book-entry Warrants to the Participant, that submitted such Exercise Notice a notice of rejection substantially in the form set forth in Exhibit C-1 or Exhibit C-2 hereto, as appropriate, with respect to such Warrants and return to the Registered Holder that submitted such Exercise Notice, by first class mail, the Warrant Certificates evidencing such Warrants, or, in the case of Book-entry Warrants, redeliver the Warrants free through the facilities of the Depository to the account of such Participant; and (C) notify the Company and the Determination Agent as to whether such Contingently Tendered Warrants will be subject to exercise;

              (iv) by 12:00 Noon, New York City time, on the Valuation Date or if such date is not a New York Business Day, then the next succeeding New York Business Day, (A) determine the sum of (1) the number of such Warrants not subject to the Limit Option (i.e., the number of Warrants determined pursuant to clause (ii)(C) above) plus
         (2) the number of such Warrants that are Contingently Tendered Warrants that will be subject to exercise notwithstanding the Limit Option (i.e., the number of Warrants so identified pursuant to clause
         (iii)(B) above) (all of such Warrants, the "Exercised Warrants") and
         (B) notify the Company and the Determination Agent of the total number of Exercised Warrants so determined (if such number is zero, the Warrant Agent shall not take the actions required by clauses (v),
         (vi) and (vii) of this Section 2.02(c) with respect to such Exercise Notice or the related Warrants);

            (v) by 10:00 A.M., New York City time, on the New York Business Day next succeeding the Valuation Date (unless the Cash Settlement Value shall be calculated by the Determination Agent) determine the Cash Settlement Value of the Exercised Warrants based on the Spot AMEX Hong Kong 30 Index values provided by the Determination Agent pursuant to Section 2.02(g) and in the manner set forth in Section 2.02(e);

           (vi) notify the Company (and such other parties (not to exceed two) as the Company shall designate in writing) by 12:00 noon, New York City time, on the New York Business Day next succeeding the Valuation Date of the aggregate Cash Settlement Value payable in respect of the Exercised Warrants (unless the Cash Settlement Value shall be calculated by the Determination Agent), and send notices of confirmation substantially in the form included in Exhibit B or Exhibit B-1 hereto, as the case may be, to the Registered Holder or Participant; and

          (vii) promptly deliver a copy of each Exercise Notice to the Company and advise the Company of such other matters relating to the Exercised Warrants as the Company shall reasonably request. Any notice to be given to the Company by the Warrant Agent pursuant to this Section 2.02 or Section 2.03 shall be by telephone (promptly confirmed in writing) or facsimile transmission.

               Except in the case of Warrants subject to automatic exercise, Warrants that upon exercise entitle the holder thereof to receive an Alternative Settlement Amount and Warrants deemed worthless following an Extension Event, if on any Valuation Date the Cash Settlement Value for any Warrants then exercised would be zero, then the attempted exercise of any such Warrants shall be void and of no effect and (i) for Definitive Warrants, the Warrant Certificate evidencing such Warrants shall be promptly returned by the Warrant Agent to the Registered Holder by first class mail at the Company's expense or (ii) for Book-entry Warrants, the Warrants will be transferred by the Warrant Agent back to the Participant that submitted them free on the records of the Depository and, in either case such Warrantholder shall be permitted to re-exercise such Warrants prior to the Expiration Date or any Delisting Date, as the case may be.

               (d) Except for Warrants subject to automatic exercise, Warrants that upon exercise entitle the holder thereof to receive an Alternative Settlement Amount and Warrants deemed worthless following an Extension Event, if the Company has made adequate New York Clearing House or next day funds available to the Warrant Agent in a timely manner, which shall in no event be later than 3:00 P.M., New York City time, on the fourth New York Business Day following a Valuation Date (or, if the Valuation Date is not a New York Business Day, on the fourth New York Business Day following the New York Business Day next succeeding the Valuation Date) (the "Funding Date"), the Warrant Agent will be responsible for making its payment available (i) for Definitive Warrants, to each Registered Holder of an Exercised Warrant in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. Dollar account maintained by such Registered Holder in the United States (at such Registered Holder's election as specified in the applicable Exercise Notice) prior to the close of business on the first New York Business Day immediately succeeding such Funding Date (the "Settlement Date") or (ii) for Book-entry Warrants, to each appropriate Participant in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. Dollar account maintained by such Participant in the United States (at the Participant's election as specified in the Exercise Notice) prior to the close of business on the Settlement Date. For either clause (i) or (ii) above, such payment shall be in the amount of the aggregate Cash Settlement Value in respect of the Warrant Certificates or Warrants that were delivered to the Warrant Agent (together with the related Exercise Notice) as provided in Sections 2.01 and 2.02(a), (b) and (c). Each Participant will be responsible for disbursing such payments to the Warrantholders that it represents and to each brokerage firm for which it acts as agent.

               (e) The "Cash Settlement Value" of an Exercised Warrant will be an amount in U.S. Dollars equal to the greater of (i) zero and (ii) the quotient (rounded down to the nearest cent) of (A) the amount, if any, by which the Spot AMEX Hong Kong 30 Index for the applicable Valuation Date for such Warrant exceeds the Strike Level (as defined herein), divided by (B) the product of 2.5 and the fixed Hong Kong Dollar/U.S. Dollar exchange rate of HK$[____] per U.S. $1.00. The Cash Settlement Value is calculated using the following formula:

Cash Settlement Value = the greater of

(i) $0 and (ii) $1 x (Spot AMEX Hong Kong 30 Index - Strike Level)
                --------------------------------------------------
                               2.5 x (HK$[____]/U.S. $1.00)

The "Strike Level" is [________] which was determined by the Determination Agent and was the level of the AMEX Hong Kong 30 Index on October [__], 1995.

               For purposes of this Agreement, the "AMEX Hong Kong 30 Index" means the AMEX Hong Kong 30 Index designed, developed, maintained and operated by the American Stock Exchange, Inc. (the "AMEX"). The "Spot AMEX Hong Kong 30 Index" for any date means the level on such date of the AMEX Hong Kong 30
Index or any Successor Index. For purposes of this Agreement, "New York Business Day" means any day other than a Saturday, Sunday or a day on which either the AMEX or the New York Stock Exchange is not open for securities trading or commercial banks in New York City are required or authorized by law or executive order to remain closed. "Hong Kong Business Day" means any day other than (i) a Saturday, Sunday or day on which banks are not open for a full day of business in Hong Kong or (ii) a day on which the Hong Kong Stock Exchange (the "HKSE") or the Hong Kong Futures Exchange Ltd. (the "HK Futures Exchange") are not open for business. "Hong Kong Trading Day" means any day on which the HKSE is open for business. References in this Agreement to "U.S. Dollars", "U.S.$" or "$" are to the lawful currency of the United States of America and references to "Hong Kong Dollar" or "HK$" are to the lawful currency of Hong Kong.

               (f) In the case of exercise of Book-Entry Warrants, the Warrant Agent shall cause its records, which may be kept electronically, to be marked to reflect the reduction in the number of Warrants represented by the Global Warrant Certificate by the number of Warrants that were delivered to the Warrant Agent and for which payment has been made as provided in Section 2.02(d) promptly after such delivery and payment. Absent manifest error, the Warrant Agent's records shall be conclusive evidence of such matters.

               (g) The Company hereby appoints Morgan Stanley & Co. Incorporated, and Morgan Stanley & Co. Incorporated accepts such appointment, to be the Company's Determination Agent to determine the Spot AMEX Hong Kong 30 Index in accordance with this Section 2.02(g) and to make such calculations as may be required upon the occurrence of any of the circumstances described in Section 2.02(h) or 2.03, including, without limitation, calculation of the Cash Settlement Value or the Alternative Settlement Amount, as applicable, of a Warrant. The Determination Agent shall act as an independent expert and not as an agent of the Company, and, unless otherwise provided by this Agreement, its calculations and determinations under this Agreement shall, absent manifest error, be final and binding on the Company, the Warrant Agent, the Warrantholders and any Participant. Any such calculations will be made available to a Warrantholder for inspection at the Warrant Agent's Office.

               The Company agrees, for the benefit of the Warrantholders that there shall at all times be a Determination Agent hereunder until all the Warrants are no longer outstanding or until monies for the payment of all outstanding Warrants, if any, shall have been paid to the Warrant Agent and shall have been returned to the Company as provided in Section 2.06, whichever occurs earlier. Resignation, removal and appointment of the Determination Agent shall be in accordance with the procedures set forth for the resignation, removal and appointment of the Warrant Agent, as provided in
Section 5.03, except that a successor Determination Agent need not be a banking institution with offices in the Borough of Manhattan, The City of New York, and may only be appointed if such successor has been nominated by the Company and approved by the predecessor Determination Agent.

               The Company agrees promptly to pay the Determination Agent the compensation to be agreed upon with the Company for all services rendered by the Determination Agent hereunder. The Company also agrees to indemnify the Determination Agent for, and to hold it harmless against, any loss, liability, cost or expense (including reasonable attorneys' fees and expenses) incurred by the Determination Agent by reason of its being made a party to a suit or claim arising out of this Agreement; provided, however, that such indemnity shall in no event apply to the extent that any such loss, liability, cost or expense is a result of the negligence, bad faith or breach of this Agreement on its part in connection with the services rendered by it hereunder. The indemnity obligation of the Company shall continue notwithstanding the termination of this Agreement or the resignation or removal of the Determination Agent.

               Provided that the Determination Agent has received the Warrant Agent's notice pursuant to Section 2.02(c)(ii), the Determination Agent shall provide to the Warrant Agent by 10:00 A.M., New York City time, on the Valuation Date or if such date is not a New York Business Day, then the next succeeding New York Business Day, the Limit Option Reference Index applicable to any of the Warrants specified in such notice and the Spot AMEX Hong Kong 30 Index for the Index Calculation Day that but for the provisions of Section 2.02(i), if any of the Warrants covered by the Exercise Notice delivered to the Warrant Agent constitute Contingently Tendered Warrants, would be the Valuation Date for the Warrants specified in such notice.

               (h) In the event that the AMEX Hong Kong 30 Index is not published by the AMEX but is published by another person not affiliated with the Company and acceptable to the Company (the "Third Party"), then the Spot AMEX Hong Kong 30 Index for any date thereafter will be determined based on the level of the AMEX Hong Kong 30 Index as published by such Third Party. If the AMEX or any Third Party discontinues publication of the AMEX Hong Kong 30 Index and publishes a successor index that the Company determines, in its sole discretion, to be comparable to the AMEX Hong Kong 30 Index (any such index being a "Successor Index"), then the Spot AMEX Hong Kong 30 Index for any date thereafter will be determined by the Determination Agent on behalf of the Company based on the closing level of the Successor Index on such date. If the AMEX or any Third Party makes a material change in the formula for, or the method of calculating, the AMEX Hong Kong 30 Index or any Successor Index, the Determination Agent shall make such calculations as may be required to determine the applicable Cash Settlement Value using the formula and method of calculating the AMEX Hong Kong 30 Index or any Successor Index as in effect prior to such change or modification. If the AMEX and/or any Third Party discontinues publication of the AMEX Hong Kong 30 Index and/or Successor Index, the Determination Agent will determine the applicable Cash Settlement Value based on the formula and method used in calculating the AMEX Hong Kong 30 Index or any Successor Index as in effect on the date the AMEX Hong Kong 30 Index or such Successor Index was last published.

               If calculation or publication of the AMEX Hong Kong 30 Index or a Successor Index is modified, discontinued or suspended, as provided in this
Section 2.02(h), then the Determination Agent shall promptly notify the Warrant Agent, and the Warrant Agent shall in turn promptly notify the Warrantholders in accordance with Section 6.04 hereof, of such modification, discontinuance, suspension or substitution and of any modification or adjustment to be made with respect to calculation of the Cash Settlement Value or Alternative Settlement Amount, as applicable.

               The Determination Agent will have no responsibility for good faith errors or omissions in calculating or disseminating information regarding the AMEX Hong Kong 30 Index or any Successor Index, adjustments or calculations by the Determination Agent (as provided above) in order to arrive at a calculation of a stock index comparable to the AMEX Hong Kong 30 Index or any Successor Index, or the Cash Settlement Value or the Alternative Settlement Amount, as applicable.

               (i) Except for Warrants subject to automatic exercise, Warrants with respect to which payments of any Alternative Settlement Amount are made and Warrants deemed worthless following an Extension Event (all as described in Section 2.03 below) each Warrantholder, in connection with any exercise of Warrants (including an exercise with a postponed Valuation Date following an Extraordinary Event or an Exercise Limitation Event), shall have the option (the "Limit Option") to specify in the related Exercise Notice that such exercise be subject to the condition that the Spot AMEX Hong Kong 30 Index that would otherwise be used to determine the Cash Settlement Value of such Warrants not be fifteen (15) or more points lower than the Limit Option Reference Index for such Warrants. "Limit Option Reference Index", with respect to any Contingently Tendered Warrants, means, subject to adjustment as described below, the level of the AMEX Hong Kong 30 Index on the relevant Exercise Date (or, if such Exercise Date is not an Index Calculation Day, on the immediately preceding Index Calculation Day).

If a Warrantholder elects the Limit Option in connection with any exercise of Warrants, the following provisions shall apply:

               (i) To be valid, such election must be specified in the related Exercise Notice. Each of the Warrant Agent and the Company shall be entitled to rely conclusively on such Exercise Notice, as received by the Warrant Agent, in determining whether such election has been validly made. In connection with any exercise of 1,000 or more Warrants, a Warrantholder may elect to subject only a portion of such Warrants to the Limit Option; provided that the number of such Warrants subject to the Limit Option and the number of such Warrants not subject to the Limit Option shall in each case not be less than 500; provided, further that, a Warrantholder shall not combine Definitive Warrants and Book-entry Warrants or Book-entry Warrants held through more than one Participant to meet the 500 Warrant minimum exercise requirement. Registered Holders and Participants shall be required to certify that the number of Warrants exercised on behalf of any Warrantholder pursuant to the related Exercise Notice that are subject to the Limit Option is an amount that is not less than 500.

             (ii) Except as provided in Section 2.02(i)(i), the Limit Option Reference Index shall be determined by the Warrant Agent, which determination shall be conclusive and binding for all purposes relating to such exercise.

            (iii) In the event that the Spot AMEX Hong Kong 30 Index for the first Index Calculation Day following the relevant Exercise Date is fifteen (15) or more points lower than the Limit Option Reference Index (such number of points being subject to adjustment as provided above) for such Warrants, such Warrants (A) shall not be subject to exercise and shall be treated for all purposes of this Agreement and the Warrant Certificates and Global Warrant Certificate as if the related Exercise Notice had never been received by the Warrant Agent, and (B) shall not constitute "Exercised Warrants" for purposes of
         Section 2.02(c).  If such Spot AMEX Hong Kong 30 Index is not fifteen
         (15) or more points lower than such Limit Option Reference Index (such number of points being subject to adjustment as provided above), such Warrants shall be subject to exercise as provided in this Section 2.02 and shall be deemed to be "Exercised Warrants" for such purposes. The Warrant Agent's determination shall be conclusive and binding for all purposes relating to such Warrants.

             (iv) Except as provided in Section 2.03(b), the Limit Option (based on the Limit Option Reference Index as determined for the relevant Exercise Date or, if applicable, the first Index Calculation Day preceding such Exercise Date) shall continue to be applicable to any Exercised Warrant for which the Valuation Date has been postponed as a result of the occurrence of an Extraordinary Event or an Exercise Limitation Event until the Warrants are cancelled as provided in Section 2.03(b) or until the Expiration Date or any Delisting Date.

               SECTION 2.03. Automatic Exercise of Warrants; Exercise upon an Extension Event, an Extraordinary Event or an Exercise Limitation Event. (a) Subject to the provisions of Section 2.03(b) regarding Extension Events, all Warrants for which the Warrant Agent has not received a valid Exercise Notice in proper form at or prior to 3:00 P.M., New York City time, on (i) the New York Business Day immediately preceding the Expiration Date or (ii) with respect to any date prior to the Expiration Date, the last New York Business Day prior to the effective date on which the Warrants are delisted from, or permanently suspended from trading (within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission thereunder) on the AMEX, and not accepted prior thereto or at the same time for trading pursuant to the rules of another SRO that are filed with the Securities and Exchange Commission under the Exchange Act (such New York Business Day being a "Delisting Date") or for which the Warrant Agent has received a valid Exercise Notice in proper form but with respect to which timely delivery of the relevant Warrants has not been made by such time, or the Valuation Date for which has as of such time been postponed as provided in Section 2.03, shall be deemed to be automatically exercised as of such date without any requirement of delivery of an Exercise Notice to the Warrant Agent. If such Delisting Date occurs on or after the Expiration Date and prior to any Extended Expiration Date (as defined in Section 2.03(b)(ii)), the Warrants will be deemed worthless. However, if the Company first receives notice of the delisting or suspension of the Warrants on the same day on which such Warrants are delisted or suspended, such day will be deemed a Delisting Date for purposes of this Agreement. The Exercise Date for such Warrants shall be the Expiration Date or Delisting Date, as the case may be, or, if such date is not a New York Business Day, the next succeeding New York Business Day and the Valuation Date for such Warrants shall be the first Index Calculation Day following such date.

               The Warrant Agent shall by 5:00 P.M., New York City time, on the Expiration Date or any earlier date on which the Warrant Agent receives notice of any delisting of the Warrants, as the case may be, notify the Company and the Determination Agent (and such other parties (not to exceed two) as the Company shall designate in writing) of the number of Warrants to be automatically exercised. On the Valuation Date for such Warrants (or, if such Valuation Date is not a New York Business Day, on the next succeeding New York Business Day), the Warrant Agent shall (i) except as provided in Section 2.02(h), determine the Cash Settlement Value (in the manner provided in Section 2.02(e)) of the Warrants to be automatically exercised; (ii) by 5:00 P.M., New York City time, on the New York Business Day next succeeding such Valuation Date, notify the Company (and such other parties (not to exceed two) as the Company shall designate in writing) of the Cash Settlement Value payable in respect of such exercised Warrants (unless the Cash Settlement Value shall be calculated by the Determination Agent); and (iii) advise the Company of such other matters relating to the exercised Warrants as the Company shall reasonably request.

               The Determination Agent shall by 1:00 P.M., New York City time, on the applicable Valuation Date, notify the Warrant Agent of the Spot AMEX Hong Kong 30 Index applicable to the Warrants to be automatically exercised.

               In the case of Definitive Warrants subject to automatic exercise (other than Definitive Warrants subject to postponed exercise following the occurrence of an Extraordinary Event, Exercise Limitation Event or Extension Event as described in Section 2.03(b)), if the Company has made adequate New York Clearing House or next day funds available to the Warrant Agent in a timely manner, which shall in no event be later than 3:00 P.M., New York City time, on the fourth New York Business Day following the Valuation Date for automatically exercised Warrants (or if such Valuation Date is not a New York Business Day, on the fourth New York Business Day following the New York Business Day next succeeding such Valuation Date) (in any such case, the "Automatic Funding Date"), the Warrant Agent will be responsible for making its payment available to the appropriate Registered Holder in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. Dollar account maintained by such Registered Holder in the United States (at such Registered Holder's election upon written notice to the Company and the Warrant Agent) prior to the close of business on the Automatic Funding Date (or, in the case of payments made by wire transfer, prior to the close of business on the New York Business Day next succeeding the Automatic Funding Date), against receipt by the Warrant Agent at the Warrant Agent's Window, Attention: Tender Department, from such Registered Holder of its Warrant Certificates. Such payment shall be in the amount of the aggregate Cash Settlement Value in respect of the Warrants, evidenced by such Warrant Certificates, that were exercised automatically on the Expiration Date or on any Delisting Date, as the case may be. Warrant Certificates delivered to the Warrant Agent shall thereafter be promptly cancelled by the Warrant Agent.

               In the case of Book-entry Warrants subject to automatic exercise (other than Warrants subject to postponed exercise following the occurrence of an Extraordinary Event, Exercise Limitation Event or Extension Event as described in Section 2.03(b)), if the Company has made adequate New York Clearing House or next day funds available to the Warrant Agent in a timely manner, which shall in no event be later than 3:00 P.M., New York City time, on the Automatic Funding Date, the Warrant Agent will be responsible for making funds available to the Depository, against receipt of the Global Warrant Certificate, prior to the close of business, on the Automatic Funding Date. Such funds are to be in an amount equal to the aggregate Cash Settlement Value of the Warrants subject to such automatic exercise.

               The Company will advise the Warrant Agent as soon as practicable of the date of any expected delisting or permanent suspension of trading of the Warrants and will immediately inform the Warrant Agent after the Company has received notice that such delisting or suspension is occurring, but in no event will notice of such delisting or suspension be given to the Warrant Agent later than 9:30 A.M., New York City time, on the first New York Business Day following the date on which such delisting or suspension occurs. The Company will use its best efforts to notify the Warrantholders, or cause the Warrantholders to be notified, as promptly as practicable of any expected delisting or suspension of trading of the Warrants.

               (b) (i) Subject to the provisions of Section 2.03(b)(ii), if the Company determines that an Extraordinary Event or Exercise Limitation Event has occurred and is continuing on the Hong Kong Business Day with respect to which the Spot AMEX Hong Kong 30 Index on a Valuation Date is to be determined (the "Applicable Hong Kong Business Day") then the Cash Settlement Value with respect to an exercise of Warrants shall be calculated on the basis that the Valuation Date shall be the next Index Calculation Day following an Applicable Hong Kong Business Day on which there is no Extraordinary Event or Exercise Limitation Event; if the Valuation Date has not occurred on or prior to the Expiration Date or any earlier Delisting Date, then the Warrantholders will receive the Alternative Settlement Amount (as defined herein) in lieu of the Cash Settlement Value which shall be calculated as if the Warrants had been cancelled on the Expiration Date or any such Delisting Date, as the case may be.

               Upon the occurrence of an Extraordinary Event or an Exercise Limitation Event, the Company shall use its best efforts to notify the Warrant Agent and the Determination Agent promptly that an Extraordinary Event or Exercise Limitation Event, as the case may be, has occurred and shall promptly give notice to the Warrantholders, by publication in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal), that an Extraordinary Event or an Exercise Limitation Event has occurred.

               If the Company determines that an Extraordinary Event or an Exercise Limitation Event has occurred and is continuing on the Expiration Date or on any earlier Delisting Date, the Company shall so notify the Warrant Agent and the Determination Agent, and the Cash Settlement Value with respect to the exercised Warrants shall be equal to, and be calculated in the same manner as, an "Alternative Settlement Amount", in accordance with Section 2.03(d) herein (treating the Expiration Date or any Delisting Date, as the case may be, as the date on which the Warrants were cancelled for the purposes of this Section 2.03(b)).

               If the Company determines that an Extraordinary Event has occurred and is continuing, and if that Extraordinary Event is expected by the Company to continue, the Company, prior to the Expiration Date, may immediately cancel the Warrants by notifying the Warrant Agent of such cancellation (the date such notice is given being the "Cancellation Date"), and each Warrantholder's rights with respect to the Warrants and under this Agreement shall thereupon cease; provided, that each Warrant shall be exercised (even if such Warrant would not otherwise be exercisable on such date because of the Limit Option) on the basis that the Valuation Date for such Warrant shall be the Cancellation Date and each Warrantholder shall have the right to receive, in lieu of the Cash Settlement Value of such Warrant, the Alternative Settlement Amount, determined by the Determination Agent.

               If, following the determination by the Company that an Extraordinary Event or Exercise Limitation Event has occurred and is continuing, the Company determines that such Extraordinary Event or Exercise Limitation Event has ceased and that no additional Extraordinary Event or Exercise Limitation Event has occurred or is continuing, the Company shall so notify the Warrant Agent and the Determination Agent.

               (ii) If the Company determines that an event described in clause (i) of the definition of Exercise Limitation Event below has occurred and is continuing on the Expiration Date (an "Extension Event"), then the term of any outstanding Warrants shall be automatically extended for a period of 30 days (the thirtieth day following the Expiration Date being the "Extended Expiration Date"), except that if the Cash Settlement Value or the Intrinsic Value used in calculating the Alternative Settlement Amount, as the case may be, of such Warrants would have been zero if the Warrants had been exercised such that the Valuation Date for such exercise was the Measurement Date (as defined below), then the term of the Warrants shall not be extended, the Warrants shall be deemed to be worthless and the Company shall not be required to make any payments in respect thereof. Any such automatic extension shall be deemed to have been revoked and the Warrants shall expire on the earlier of
(i) the next Index Calculation Day following a Hong Kong Trading Day on which there is no Extension Event (the "Early Extended Expiration Date") and (ii) any Delisting Date occurring on or after the Expiration Date. The Company will give the Warrant Agent prompt notice by telephone or facsimile transmission and will give prompt notice to the Warrantholders by publication in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal) of the occurrence of an Extension Event, any Extended Expiration Date, any Index Calculation Day referred to in clause (i) above and any Delisting Date referred to in clause (ii) above, but in no event will such notice to the Warrant Agent be given later than 9:30 A.M., New York City time, on the New York Business
Day following the Expiration Day, Index Calculation Day or Delisting Date, as applicable.

               Any Warrants that expire as described in clause (i) of the preceding paragraph will be deemed to be exercised on the Early Extended Expiration Date (even if such Warrants would not otherwise be exercisable on such date because of the Limit Option) on the basis that the Valuation Date for such exercise shall be such Early Extended Expiration Date and the holder of each such Warrant will receive an Alternative Settlement Amount, calculated using the value of the Underlying Stocks on such Early Extended Expiration Date, whether or not an Extraordinary Event or an Exercise Limitation Event is continuing on such Early Extended Expiration Date.

               If the term of the Warrants has been extended pursuant to the second preceding paragraph but the Company determines that an Extension Event is continuing (A) when the Warrants expire on the Extended Expiration Date or
(B) on any Delisting Date occurring on or after the Expiration Date, the Warrants shall be deemed to be worthless and the Company shall not be required to make any payments in respect thereof. The Company shall give prompt notice of any such determination to the Warrant Agent by telephone or facsimile transmission and to the Warrantholders by publication in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal).

               "Measurement Date" means the Hong Kong Trading Day occurring most recently prior to the Expiration Date on which none of the events described in clause (i) of the definition of Exercise Limitation Event below had occurred or was continuing.

               (c) For purposes of this Agreement, "Extraordinary Event" means any of the following events:

               (i) a suspension or absence of trading on the HKSE of all the Underlying Stocks which then comprise the AMEX Hong Kong 30 Index or a Successor Index;

               (ii) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court of any jurisdiction, any administrative agency or any other U.S. or non-U.S. governmental authority that would make it unlawful for the Company to perform any of its obligations under this Agreement or the Warrants or that has had or is reasonably expected to have a material adverse effect on the ability of (A) the Company to perform its obligations under the Warrants or to hedge or modify the hedge of its position with respect to the AMEX Hong Kong 30 Index or a Successor Index; or (B) any affiliate of the Company to hedge or modify the hedge of its position with respect to any hedging transaction entered into with the Company in connection with the Company's obligations under the Warrants; or

               (iii) any outbreak or escalation of hostilities or other national or international calamity or crises (including, without limitation, natural calamities that in the opinion of the Company may materially and adversely affect the economy of Hong Kong or the trading of securities generally on the HKSE) that had or is reasonably expected to have a material adverse effect on the ability of (A) the Company to perform its obligations under the Warrants or to modify the hedge of its position with respect to the AMEX Hong Kong 30 Index or a Successor Index or (B) any affiliate of the Company to hedge or modify the hedge of its position with respect to any hedging transaction entered into with the Company in connection with the Company's obligations under the Warrants.

               For the purpose of determining whether an Extraordinary Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute an Extraordinary Event if it results from an announced change in the regular business hours of the HKSE and (2) an "absence of trading" on the HKSE will not include any time when the HKSE is closed for trading under ordinary circumstances.

               (d) For purposes of this Agreement, "Exercise Limitation Event" means either of the following events:

               (i) a suspension, material limitation or absence of trading on the HKSE of 20% or more in number of the Underlying Stocks; or

               (ii) the suspension or material limitation on the HK Futures Exchange or any other major futures, options or securities market of trading in futures or options contracts related to the Hang Seng Index, the AMEX Hong Kong 30 Index or a Successor Index.

               For the purposes of determining whether an Exercise Limitation Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute an Exercise Limitation Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute an Exercise Limitation Event, (3) a suspension of trading in an Underlying Stock or in a futures or options contract referred to in clause (ii) above, by reason of (x) a price change violating limits set by the HKSE or the HK Futures Exchange or such other futures, options or securities market referred to in clause (ii) above or (y) an imbalance of orders relating to an Underlying Stock or such contracts will constitute a suspension or material limitation of trading, (4) an "absence of trading" on the HKSE will not include any time when the HKSE is closed for trading under ordinary circumstances and (5) the occurrence of an Extraordinary Event described in clause (i) of the definition of Extraordinary Event will not constitute, and will supersede the occurrence of, an Exercise Limitation Event.

               The "Alternative Settlement Amount" is the amount calculated using the formula set forth below:

         Alternative Settlement Amount = Intrinsic Value +
         (T/2 x A/B)

         where

Intrinsic Value =          the Cash Settlement Value of the Warrants
                           determined as described under Section 2.02(e), but calculated with a Spot AMEX Hong Kong 30 Index determined by the Determination Agent which, subject to approval by the Company (such approval not to be unreasonably withheld), in the reasonable opinion of the Determination Agent, fairly reflects the value of the Underlying Stocks on the Cancellation Date, Expiration Date, Delisting Date or Early Extended Expiration Date, whichever has given rise to the payment of the Alternative
                           Settlement Amount;

                     T = U.S.$ [____], the maximum initial offering price per Warrant;

                     A = the total number of days from but excluding the Cancellation Date, Expiration Date, or Delisting Date, whichever has given rise to the payment of the Alternative Settlement Amount for such Warrants, to and including the Expiration Date; and

                     B = the total number of days from, but excluding the date on which sales of the Warrants were initially confirmed, to and including the Expiration Date.

               For the purposes of determining "Intrinsic Value" in the above formula, in the event that the Determination Agent and the Company are required, but have not, after good faith consultation with each other and within five days following the first day on which such Alternative Settlement Amount may be calculated in accordance with the above formula, agreed upon a Spot AMEX Hong Kong 30 Index which fairly reflects the value of the Underlying Stocks on the Cancellation Date, Expiration Date, Delisting Date or Early Extended Expiration Date, whichever gives rise to the payment of the Alternative Settlement Amount, then the Determination Agent shall promptly nominate a third party, subject to approval by the Company (such approval not to be unreasonably withheld), to determine such figure and calculate the Alternative Settlement Amount in accordance with the above formula. Such party shall act as an independent expert and not as an agent of the Company or the Determination Agent, and its calculation and determination of the Alternative Settlement Amount shall, absent manifest error, be final and binding on the Company, the Warrant Agent, the Determination Agent and the Warrantholders. Any such calculations will be made available to a Warrantholder for inspection at the Warrant Agent's Office. Neither the Company nor such third party shall have any responsibility for good faith errors or omissions in calculating the Alternative Settlement Amount.

               (e) With respect to all Warrants as to which the Valuation Date has been postponed (other than Warrants that have been deemed worthless following an Extensive Event) or which have been cancelled as described above, the Company shall make available to the Warrant Agent in a timely manner, which shall in no event be later than 3:00 P.M., New York City time, on the third New York Business Day following the date on which the Cash Settlement Value or Alternative Settlement Amount, as the case may be, has been calculated (the "Alternative Funding Date"), New York Clearing House Funds or next day funds in an amount equal to, and for the payment of, the aggregate Cash Settlement Value or Alternative Settlement Amount, as applicable, of such Warrants. Subject to such funds having been made available as provided in the preceding sentence, the Warrant Agent will thereafter be responsible for making its payment available in the manner set forth in Section 2.03(a), (i) in the case of Definitive Warrants, to each Registered Holder that submitted a Warrant Certificate for exercise (and in the case of cancellation as described above, to each Registered Holder) or (ii) in the case of Book-entry Warrants, to the Depository, prior to the close of business on the Alternative Funding Date, in an amount equal to the aggregate Cash Settlement Value or Alternative Settlement Amount (as applicable) of such exercised Warrants (and in the case of cancellation as described above, of all previously unexercised
Warrants).

               SECTION 2.04. Limitation of Number of Exercisable Warrants. All exercises of Warrants (other than on automatic exercise or following an Extension Event) are subject, at the Company's option, to the limitation that not more than 750,000 Warrants in total may be exercised on any Exercise Date and not more than 250,000 Warrants may be exercised by or on behalf of any beneficial owner, either individually or in concert with any other beneficial owner, on any Exercise Date. If any New York Business Day would otherwise, under the terms hereof, be the Exercise Date in respect of more than 750,000 Warrants, then at the Company's election (by giving notice thereof to the Warrant Agent not later than 11:00 a.m., New York City time, on the New York Business Day immediately following such Exercise Date), 750,000 of such Warrants shall be deemed exercised on such Exercise Date (selected by the Warrant Agent on a pro rata basis, but if, as a result of such pro rata selection, any Registered Holders would be deemed to have exercised less than 500 Warrants, then the Warrant Agent shall first select an additional amount of such holders' Warrants so that no holder shall be deemed to have exercised less than 500 Warrants), and the remainder of such Warrants (the "Remaining Warrants") shall be deemed exercised on the following New York Business Day (notwithstanding the provisions of Section 2.01(b) and subject to successive applications of this Section 2.04); provided that any Remaining Warrants for which an Exercise Notice was delivered on a given Exercise Date shall be deemed exercised before any other Warrants in respect of which an Exercise Notice was delivered on a later Exercise Date. If any beneficial owner of Warrants attempts to exercise more than 250,000 Warrants on any New York Business Day individually or in concert, then at the Company's election (as notified to the Warrant Agent by giving notice thereof to the Warrant Agent not later than 11:00 a.m., New York City time, on the New York Business Day following such New York Business Day) 250,000 of such Warrants shall be deemed exercised on such New York Business Day and the remainder shall be deemed exercised on the following New York Business Day (notwithstanding the provisions of Section 2.01(b) and subject to successive applications of this
Section 2.04). The date on which any Warrant is deemed exercised under the preceding two sentences shall for all purposes of this Agreement be the "Exercise Date" in respect of such Warrants.

               SECTION 2.05. Covenant of the Company. The Company covenants, for the benefit of the Warrantholders, that it will not seek the delisting of the Warrants from, or suspension of their trading on, the AMEX unless the Company has, at the same time, arranged for listing of the Warrants on another SRO.

               SECTION 2.06. Return of Money Held Unclaimed for Two Years. Except as otherwise provided herein, any money deposited with or paid to the Warrant Agent for the payment of the Cash Settlement Value or Alternative Settlement Amount of any Warrants and not applied but remaining unclaimed for two years after the date upon which such Cash Settlement Value or Alternative Settlement Amount shall have become due and payable shall be repaid by the Warrant Agent to the Company, at the Company's request, and the holders of such Warrants shall thereafter look only to the Company for any payment which such holders may be entitled to collect and all liability of the Warrant Agent with respect to such money shall thereupon cease; provided that the Warrant Agent, before making any such repayment, may at the expense of the Company notify (i) in the case of Definitive Warrants, the Registered Holders or (ii) in the case of Book-entry Warrants, the Participants concerned, that said money has not been so applied and remains unclaimed and that after a date named in the notification any unclaimed balance of said money then remaining will be returned to the Company.

               SECTION 2.07. Return of Global Warrant Certificate. In the event a Global Warrant Certificate is issued, at such time as all of the Warrants evidenced by such Certificate have been exercised (including pursuant to an automatic exercise) or otherwise cancelled and all payments to the Participants made as provided herein, the Warrant Agent shall dispose of the cancelled Global Warrant Certificate in accordance with its customary procedures (unless instructed by the Company to deliver the Global Warrant Certificate to the Company) and shall provide a certificate of disposition to the Company.


                                  ARTICLE III

                         OTHER PROVISIONS RELATING TO
                           RIGHTS OF WARRANTHOLDERS

               SECTION 3.01. Warrantholder May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any Warrantholder, without the consent of the Warrant Agent, may, in and for its own behalf, enforce, and may institute and maintain, any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, its right to exercise, and to receive payment for, its Warrants as provided in this Agreement.


                                  ARTICLE IV

                       WARRANTS ACQUIRED BY THE COMPANY;
                               PAYMENT OF TAXES

               SECTION 4.01. Warrants Acquired by the Company. In the event the Company shall purchase or otherwise acquire Warrants, such Warrants may, at the option of the Company, be (i) in the case of Definitive Warrants, delivered to the Warrant Agent, and if so delivered, the Warrant Agent shall promptly cancel such Warrants on the records of the Warrant Agent or (ii) in the case of Book-entry Warrants, surrendered free through a Participant to the Depository for credit to the account of the Warrant Agent maintained at the Depository, and if so credited, the Warrant Agent shall promptly note the cancellation of such Warrants by notation on the records of the Warrant Agent and the Warrant Agent shall cause its records to be marked to reflect the reduction in the number of Warrants represented by the Global Warrant Certificate by the number of Warrants so cancelled promptly after such account is credited. In the case of Book-entry Warrants, such Warrants may also, at the option of the Company, be resold by the Company directly or to or through any of its affiliates in lieu of being surrendered to the Depository. No Warrant Certificate shall be countersigned in lieu of or in exchange for any Warrant which is cancelled as provided herein, except as otherwise expressly permitted by this Agreement.

               Any cancelled Warrant Certificate held by the Warrant Agent under this Agreement shall be disposed of by the Warrant Agent in accordance with its customary procedures unless otherwise directed by the Company, and the Warrant Agent shall deliver a certificate of disposition to the Company evidencing the same.

               SECTION 4.02. Payment of Taxes. The Company will pay all stamp, withholding and other duties, if any, attributable to the initial issuance of Warrants; provided, however, that, anything in this Agreement to the contrary notwithstanding, the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer involving any beneficial or record interest in, or ownership interest of, any Warrants, Warrant Certificates or Global Warrant Certificate.


                                   ARTICLE V

                         CONCERNING THE WARRANT AGENT

               SECTION 5.01. Warrant Agent. The Company hereby appoints Chemical Bank as Warrant Agent of the Company in respect of the Warrants upon the terms and subject to the conditions set forth herein; and Chemical Bank hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in this Agreement and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it with its consent. All of the terms and provisions with respect to such powers and authority contained in any Warrant Certificates or the Global Warrant Certificate are subject to and governed by the terms and provisions hereof.

               SECTION 5.02. Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrants shall be subject:

               (a) The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including attorneys' fees and expenses) incurred by the Warrant Agent without negligence, bad faith or breach of this Agreement on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense (including reasonable attorneys' fees and expenses) incurred without negligence, bad faith or breach of this Agreement on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder, as well as the reasonable costs and expenses of defending against any claim of liability in the premises. The obligations of the Company under this Section 5.02(a) shall survive the termination of this Agreement.

               (b) In acting under this Agreement, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrants.

               (c) The Warrant Agent may consult with counsel satisfactory to it (including counsel to the Company), and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

               (d) The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

               (e) The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, any Warrants or other obligations of the Company, with the same rights that it or they would have if it were not the Warrant Agent hereunder and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on behalf of, or as depository, trustee or agent for, any committee or body of owners or holders of Warrants or other obligations of the Company as freely as if it were not the Warrant Agent hereunder.

               (f) The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Warrant Agent shall not be responsible for advancing funds on behalf of the Company.

               (g) The Warrant Agent shall not be under any responsibility with respect to the validity or sufficiency of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Warrant Agent) or with respect to the validity or execution of the Warrant Certificates or the Global Warrant Certificate (except its countersignature thereof).

               (h) The recitals contained herein and in the Warrant Certificates or the Global Warrant Certificate (except as to the Warrant Agent's countersignature thereon) shall be taken as the statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of the same.

               (i) The Warrant Agent shall be obligated to perform such duties as are herein specifically set forth, and no implied duties or obligations shall be read into this Agreement against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder likely to involve it in any expense or liability, the payment of which is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the application by the Company of any proceeds. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in this Agreement or in any Warrant Certificate or the Global Warrant Certificate or in the case of the receipt of any written demand from a holder of a Warrant with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.02 hereof, to make any demand upon the Company.

               SECTION 5.03. Resignation and Appointment of Successor. (a) The Company agrees, for the benefit of the holders from time to time of the Warrants, that there shall at all times be a Warrant Agent hereunder until all the Warrants are no longer outstanding or until monies for the payment of all outstanding Warrants, if any, shall have been paid to the Warrant Agent and shall have been returned to the Company as provided in Section 2.06, whichever occurs earlier.

               (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, subject to the appointment of a successor Warrant Agent and acceptance of such appointment by such successor Warrant Agent as hereinafter provided. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a banking institution organized under the laws of the United States of America or one of the states thereof, have a combined capital and surplus of at least $100,000,000 (as set forth in its most recent reports of condition published pursuant to law or to the requirements of any United States federal or state regulatory or supervisory authority) and having an office in the Borough of Manhattan, The City of New York) and the acceptance of such appointment by such successor Warrant Agent. In the event a successor Warrant Agent has not been appointed and accepted its duties within 90 days of the Warrant Agent's notice of resignation, the Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor Warrant Agent. The obligation of the Company under Section 5.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

               (c) In case at any time the Warrant Agent shall give notice of its intent to resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or make an assignment for the benefit of its creditors, or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be promptly appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be Warrant Agent hereunder.

               (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor (including, without limitation, the Warrant Register), as Warrant Agent hereunder.

               (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the corporate agency assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.


                                  ARTICLE VI

                                 MISCELLANEOUS

               SECTION 6.01. Amendment. (a) This Agreement and the terms of the Warrants may be amended by the Company, the Warrant Agent and the Determination Agent, without the consent of the Warrantholders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein or in any other manner which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the owners or holders of the Warrants.

               (b) The Company, the Warrant Agent and the Determination Agent may modify or amend this Agreement, with the consent of Warrantholders (by vote of Registered Holders or, in the case of Warrants held through the Depository, acting through a Participant or the Depository) holding not less than a majority in number of the then outstanding Warrants affected by such modification or amendment, for any purpose; provided, however, that no such modification or amendment that increases the Strike Level, shortens the period of time during which the Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the Warrantholders or reduces the percentage of the number of outstanding Warrants, the consent of whose holders is required for modification or amendment of this Agreement, may be made without the consent of each Warrantholder affected thereby. In the case of Warrants evidenced by a Global Warrant Certificate, the Company and the Warrant Agent shall be entitled to rely upon certification in form satisfactory to each of them that any requisite consent has been obtained from holders of beneficial ownership interests in the relevant Global Warrant Certificate. Such certification may be provided by Participants acting on behalf of such beneficial owners of Warrants, provided that any such certification is accompanied by a certification from the Depository as to the Warrant holdings of such Participants.

               SECTION 6.02. Notices and Demands to the Company, the Warrant Agent and the Determination Agent. If the Warrant Agent or the Determination Agent shall receive any notice or demand addressed to the Company by any Registered Holder or Participant pursuant to the provisions of this Agreement, the Warrant Agent or the Determination Agent, as the case may be, shall promptly forward such notice or demand to the Company.

               SECTION 6.03. Addresses for Notices. Any communications to the Warrant Agent with respect to this Agreement shall be addressed to 450 West 33rd Street, New York, New York 10001, Attention: Corporate and Municipal Agency Department (the "Warrant Agent's Office") and any communications to the Company with respect to this Agreement shall be addressed to Morgan Stanley Group Inc., 1251 Avenue of the Americas, New York, New York 10020, Attention: Corporate Treasurer, and any communications to the Determination Agent with respect to this Agreement shall be addressed to Morgan Stanley & Co. Incorporated, 1251 Avenue of the Americas, New York, New York 10020 (or such other address as shall be specified in writing by the Warrant Agent, the Company or the Determination Agent, respectively).

               SECTION 6.04. Notices to Holders. The Company may cause to have notice given to the holders of Warrants by providing the Warrant Agent with a form of notice to be distributed by (i) in the case of Definitive Warrants, the Warrant Agent to Registered Holders or (ii) in the case of Book-entry Warrants, the Depository to be distributed by the Depository to Participants in accordance with the custom and practices of the Depository.

               SECTION 6.05. Obtaining of Approvals. The Company will from time to time take all action which may be necessary to obtain and keep effective (a) any and all permits, consents and approvals of governmental agencies and authorities and the AMEX or any successor SRO and (b) any and all filings or notices under United States Federal and State securities laws, which may be or become required in connection with the issuance, sale, trading, transfer or delivery of the Warrant Certificates, the Global Warrant Certificate or the exercise of the Warrants.

               SECTION 6.06. Persons Having Rights Under This Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent, the Registered Holder of the Global Warrant Certificate and the Warrantholders any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, and their respective successors, the Registered Holder of the Global Warrant Certificate and of the Warrantholders.

               SECTION 6.07. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the Warrant Agent's Office for inspection by the Warrantholders, Participants or any person certified by any Participant to be an indirect participant of the Depository or any person certified by any Participant to be a Warrantholder, in each case, on behalf of whom such Participant holds Warrants.

               SECTION 6.08. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

               SECTION 6.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

               SECTION 6.10. Applicable Law. This Agreement and each Warrant shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, excluding choice of law provisions.

               IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.


                                 MORGAN STANLEY GROUP INC.


                                 By_________________________________
                                   Name:
                                   Title:



                                 CHEMICAL BANK


                                 By_________________________________
                                   Name:
                                   Title:




                                 MORGAN STANLEY & CO. INCORPORATED


                                 By_________________________________
                                   Name:
                                   Title:




                                                                    EXHIBIT A


                          FORM OF WARRANT CERTIFICATE




                                     FACE


NO. C-                                       CUSIP 617446158

                           MORGAN STANLEY GROUP INC.



                     AMEX Hong Kong 30 Index Call Warrants
                          Expiring October [__], 1997


               This Warrant Certificate certifies that _____, or registered assigns, is the Registered Holder of ______________ AMEX Hong Kong 30 Index Call Warrants Expiring October __, 1997 (the "Warrants"). Upon receipt by the Warrant Agent of this Warrant Certificate and the Exercise Notice on the reverse hereof (or an Exercise Notice in substantially identical form delivered herewith), duly completed and executed, at the Warrant Agent's Window, Attention: Tender Department, in the Borough of Manhattan, The City of New York, each Warrant evidenced hereby entitles the registered owner hereof (each a "Warrantholder") to receive, subject to the terms and conditions set forth herein and in the Warrant Agreement, from Morgan Stanley Group Inc. (the "Company") the Cash Settlement Value of such Warrant, except that, under the circumstances described below, such Warrantholder may instead receive the Alternative Settlement Amount for such Warrant or, in certain circumstances following an Extension Event, the Warrants will be deemed to be worthless.
The Cash Settlement Value of an Exercised Warrant will be an amount in U.S. Dollars (the "Cash Settlement Value") equal to the quotient (rounded down to the nearest cent) of (A) the amount, if any, by which the Spot AMEX Hong Kong 30 Index for the applicable Valuation Date (as defined herein) for such Warrant exceeds the Strike Level, divided by (B) the product of 2.5 and the fixed Hong Kong Dollar/U.S. Dollar exchange rate of HK$[_____] per U.S. $1.00.

The Cash Settlement Value is calculated using the following formula:

Cash Settlement Value = the greater of

(i) $0 and (ii) $1 x (Spot AMEX Hong Kong 30 Index - Strike Level)
                ---------------------------------------------------
                           2.5 x (HK$[____]/ U.S. $1.00)

The "Strike Level" is ________ which was determined by the Determination Agent and was the level of the AMEX Hong Kong 30 Index on October [__], 1995.

               A Warrant will not require or entitle a Warrantholder to sell or deliver to the Company any shares of any component stocks of the AMEX Hong Kong 30 Index or any Successor Index to the AMEX Hong Kong 30 Index (the "Underlying Stocks"), or any other securities. Upon exercise of a Warrant, the Company will make only a U.S. Dollar cash payment in the amount of the Cash Settlement Value or Alternative Settlement Amount, if any and as applicable, of such Warrant. The Company is under no obligation to, nor will it, purchase or take delivery from any Warrantholder of any shares of any of the Underlying Stocks or any other securities in connection with the exercise of any Warrants. Warrantholders will not receive any interest on any Cash Settlement Value, and the Warrants will not entitle the Warrantholders to any of the rights of holders of any of the Underlying Stocks or other securities.

               Subject to the terms and conditions set forth herein and in the Warrant Agreement, each Warrant may be exercised, on any New York Business Day during the period from its date of issuance until 3:00 P.M., New York City time, on the earlier of (i) the New York Business Day immediately preceding the Expiration Date (as defined below) and (ii) any earlier Delisting Date. Except under certain circumstances following an Extension Event, any Warrant not exercised (including by reason of any postponed exercise as described on the reverse hereof or in the Warrant Agreement) at or before 3:00 P.M., New York City time, on the earlier of (i) the New York Business Day immediately preceding the Expiration Date and (ii) any earlier Delisting Date, will be automatically exercised. The "Expiration Date" shall be October [__], 1997, subject to an automatic extension of the term of the Warrants as described herein.

               Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

               This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

               IN WITNESS WHEREOF, Morgan Stanley Group Inc. has caused this instrument to be duly executed.


Dated:_________________________             MORGAN STANLEY GROUP INC.



                                             By_______________________________
                                               Name:
                                               Title:





Attest:


By_____________________________
  Secretary


Countersigned as of the
date above written:


CHEMICAL BANK
as Warrant Agent


By____________________________
  Authorized Officer


                                   [REVERSE]


                           MORGAN STANLEY GROUP INC.


               The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued by the Company pursuant to a Warrant Agreement, dated as of October [__], 1995 (the "Warrant Agreement"), among the Company, Chemical Bank (the "Warrant Agent") and Morgan Stanley & Co. Incorporated (the "Determination Agent") and are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions each Warrantholder consents by acceptance of this Warrant Certificate and which Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate. A copy of the Warrant Agreement is on file at the Warrant Agent's Office.

               The Warrants are unsecured contractual obligations of the Company and rank on a parity with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt.

               Subject to the provisions hereof and the Warrant Agreement, each Warrant may be exercised during the period from its date of issuance until 3:00 P.M., New York City time, on the earlier of (i) the New York Business Day immediately preceding the Expiration Date and (ii) any earlier Delisting Date by delivering or causing to be delivered this Warrant Certificate and attached Exercise Notice (or an Exercise Notice in substantially identical form), duly completed and executed, to the Warrant Agent's Window, in the Borough of Manhattan, The City of New York (the "Warrant Agent's Window"), which is, on the date hereof (unless otherwise specified herein), Chemical Bank/Geoserve, Corporate Trust Securities Window, 55 Water Street, Room 234, North Building, New York, New York 10041,
Attention:  Tender Department, or at such other address as the Warrant
Agent may specify from time to time.

               Each Warrant entitles the Warrantholder to receive, upon exercise (including automatic exercise), the Cash Settlement Value of such Warrant, except that, under the circumstances described below, such Warrantholder may instead receive the Alternative Settlement Amount for such Warrant or, in certain circumstances following an Extension Event, the Warrants will be deemed to be worthless. The "Cash Settlement Value" of an Exercised Warrant will be an amount in U.S. Dollars equal to the quotient (rounded down to the nearest cent) of (A) the amount, if any, by which the Spot AMEX Hong Kong 30 Index for the applicable Valuation Date for such Warrant exceeds the Strike Level (as defined herein), divided by (B) the product of 2.5 and the fixed Hong Kong Dollar/U.S. Dollar exchange rate of HK$[_____] per U.S. $1.00.

               The Company has appointed Morgan Stanley & Co. Incorporated to be its Determination Agent to determine the Spot AMEX Hong Kong 30 Index as provided in the Warrant Agreement and herein and to make such calculations as may be required upon the occurrence of certain circumstances, as described in the Warrant Agreement and herein. The Determination Agent shall act as an independent expert and not as an agent of the Company, and, unless otherwise provided by the Warrant Agreement, its calculations and determinations under the Warrant Agreement and this Warrant Certificate shall, absent manifest error, be final and binding on the Company, the Warrant Agent and the Warrantholders. Any such calculations will be made available to a Warrantholder for inspection at the Warrant Agent's office. The Determination Agent will have no responsibility for good faith errors or omissions in calculating or disseminating information regarding the AMEX Hong Kong 30 Index or any Successor Index, adjustments or calculations by the Determination Agent in order to arrive at a calculation of a stock index comparable to the AMEX Hong Kong 30 Index or any Successor Index, the Cash Settlement Value or the Alternative Settlement Amount, as applicable.

               In the event that the AMEX Hong Kong 30 Index is not published by the AMEX but is published by another person not affiliated with the Company and acceptable to the Company (the "Third Party"), then the Spot AMEX Hong Kong 30 Index for any date thereafter will be determined based on the level of the AMEX Hong Kong 30 Index as published by such Third Party. If the AMEX or any Third Party discontinues publication of the AMEX Hong Kong 30 Index and publishes a successor that the Company determines, in its sole discretion, to be comparable to the AMEX Hong Kong 30 Index (any such index being a "Successor Index"), then the Spot AMEX Hong Kong 30 Index for any date thereafter will be determined by the Determination Agent on behalf of the Company based on the closing level of the Successor Index on such date. If the AMEX or any Third Party makes a material change in the formula for, or the method of calculating, the AMEX Hong Kong 30 Index or any Successor Index, the Determination Agent shall make such calculations as may be required to determine the applicable Cash Settlement Value using the formula and method of calculating the AMEX Hong Kong 30 Index or any Successor Index as in effect prior to such change or modification. If the AMEX and/or any Third Party discontinues publication of the AMEX Hong Kong 30 Index and/or any Successor Index, the Determination Agent will determine the applicable Cash Settlement Value based on the formula and method used in calculating the AMEX Hong Kong 30 Index or any Successor Index as in effect on the date the AMEX Hong Kong 30 Index or such Successor Index was last published.

               Subject to the Warrant Agreement and this Warrant Certificate, the "Valuation Date" for a Warrant shall be the first Index Calculation Day following the applicable Exercise Date, subject to postponement upon the occurrence of an Extraordinary Event or Exercise Limitation Event or as a result of the exercise of a number of Warrants exceeding the limits on exercise, all as described below. Except for Warrants subject to automatic exercise, or Warrants subject to the Limit Option or following an Extension Event, the "Exercise Date" for a Warrant will be (i) the New York Business Day on which the Warrant Agent receives at the Warrant Agent's Window the Warrant (or transfer of such Warrant through the Depositary in the case of Book-entry Warrants) and Exercise Notice (by facsimile transmission in accordance with the Warrant Agreement in the case of Exercise Notices for Book-entry Warrants) in proper form with respect to such Warrant, if received at or prior to 3:00 P.M., New York City time, on such day, or (ii) if the Warrant Agent receives such Warrant at the Warrant Agent's Window (or transfer of such Warrant through the Depositary in the case of Book-entry Warrants) or Exercise Notice after 3:00 P.M., New York City time, on a New York Business Day, then the New York Business Day next succeeding the New York Business Day on which such Warrant or Exercise Notice is received.

               Subject to the provisions of the Warrant Agreement relating to Extension Events, all Warrants for which the Warrant Agent has not received a valid Exercise Notice in proper form at or prior to 3:00 P.M., New York City time, on (i) the New York Business Day immediately preceding the Expiration Date or (ii) any Delisting Date prior to the Expiration Date, as the case may be, or for which the Warrant Agent has received a valid Exercise Notice but with respect to which timely delivery of the relevant Warrants has not been made, together with any Warrants the Valuation Date for which has as of such time been postponed as described below, will be automatically exercised as of such date; without any requirement of delivery of an Exercise Notice to the Warrant Agent. However, if the Company first receives notice of the delisting or suspension of the Warrants on the same day on which such Warrants are delisted or suspended, such day will be deemed a Delisting Date. The Exercise Date for such Warrants will be the Expiration Date or any Delisting Date, as the case may be, or, if such date is not a New York Business Day, the next succeeding New York Business Day. The Warrant Agent will obtain the Spot AMEX Hong Kong 30 Index (determined as of the first Index Calculation Day following such date, which will be the Valuation Date for such Warrants except in the case of a postponed exercise following the occurrence of an Extraordinary Event or an Exercise Limitation Event) and will determine the Cash Settlement Value, if any, of such Warrants.

               No fewer than 500 Warrants may be exercised by or on behalf of any one Warrantholder at any one time, except that no such minimum exercise amount shall apply in the case of automatic exercise on or following the Expiration Date or on any Delisting Date or in the case of cancellation of the Warrants as a result of an Extraordinary Event. With the exception of the Limit Option, an Exercise Notice shall be unconditional. Except as provided in the Warrant Agreement, the Warrant Agent shall be entitled, with no duty of inquiry, to rely conclusively on any Exercise Notice received by it and on any representation of the exercising Warrantholder contained therein. A Warrantholder shall not combine Definitive Warrants and Book-entry Warrants or Book-entry Warrants held through more than one Participant to meet the 500 Warrant minimum exercise requirement provided in the Warrant Agreement and herein.

               If the Exercise Notice is not rejected as provided in the Warrant Agreement, then the Warrant Agent or the Determination Agent, as the case may be, will determine the Cash Settlement Value of the exercised Warrants in accordance with the terms of the Warrant Agreement. Except in the case of Warrants subject to automatic exercise, Warrants that upon exercise entitle the holder thereof to receive an Alternative Settlement Amount in lieu of the Cash Settlement Value and Warrants deemed worthless following an Extension Event, if on any Valuation Date the Cash Settlement Value for any Warrants then exercised would be zero, then the attempted exercise of any such Warrants shall be void and of no effect and the Warrant Certificate evidencing such Warrants will be returned to the Registered Holder of the Warrant by first class mail at the Company's expense and such holder shall be permitted to re-exercise such Warrants prior to the Expiration Date or any Delisting Date, as the case may be.

               Except in the case of Warrants subject to automatic exercise, Warrants that upon exercise entitle the holder thereof to receive an Alternative Settlement Amount and Warrants deemed worthless following an Exercise Event, if the Company has made adequate New York Clearing House or next day funds available to the Warrant Agent in a timely manner, which shall in no event be later than 3:00 P.M., New York City time on the fourth New York Business Day following the Valuation Date (or, if the Valuation Date is not a New York Business Day, on the fourth New York Business Day following the New York Business Day succeeding the Valuation Date) (the "Funding Date"), the Warrant Agent will be responsible for making its payment available to each Registered Holder of an Exercised Warrant in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. Dollar account maintained by such Registered Holder in the United States (at the Registered Holder's election as specified in the applicable Exercise Notice) prior to the close of business on the first New York Business Day immediately succeeding such Funding Date (the "Settlement Date") against receipt by the Warrant Agent at the Warrant Agent's Window, of such Registered Holder's Warrant Certificates. Such payment shall be in an amount equal to the aggregate Cash Settlement Value of such holder's exercised Warrants.

               With respect to automatically exercised Warrants (other than Warrants subject to postponed exercise following the occurrence of an Extraordinary Event or an Exercise Limitation Event) if the Company has made adequate New York Clearing House or next day funds available to the Warrant Agent in a timely manner, which shall in no event be later than 3:00 P.M., New York City time on the fourth New York Business Day following the Valuation Date for such automatically exercised Warrants (or if such Valuation Date is not a New York Business Day, on the fourth New York Business Day following the New York Business Day next succeeding such Valuation Date) (the "Automatic Funding Date"), the Warrant Agent will be responsible for making its payment available to each Registered Holder of an Exercised Warrant in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. Dollar bank account maintained by such Registered Holder in the United States (at such holder's election and upon proper notice being given to the Company and the Warrant Agent) prior to the close of business on such Automatic Funding Date (or in the case of payments made by wire transfer, prior to the close of business on the New York Business Day next succeeding the Automatic Funding Date), against receipt by the Warrant Agent at the Warrant Agent's Window of such Registered Holder's Warrant Certificates. Such payment shall be in the amount equal to the aggregate Cash Settlement Value in respect of the Warrants evidenced by such Warrant Certificates. Warrant Certificates delivered to the Warrant Agent shall thereafter be promptly cancelled by the Warrant Agent.

               Neither the Warrant Agent nor the Determination Agent will be responsible for any losses resulting from a failure of a brokerage firm or a Participant to properly exercise Warrants on behalf of a Warrantholder.

               Subject to the provisions of Section 2.03(b)(ii) of the Warrant Agreement, if the Company determines that an Extraordinary Event or an Exercise Limitation Event has occurred and is continuing on the Hong Kong Business Day with respect to which the Spot AMEX Hong Kong 30 Index on a Valuation Date is to be determined (the "Applicable Hong Kong Business Day"), then the Cash Settlement Value with respect to an exercise of Warrants shall be calculated on the basis that the Valuation Date shall be the next Index Calculation Day, following an Applicable Hong Kong Business Day on which there is no Extraordinary Event or Exercise Limitation Event; provided that if the Valuation Date has not occurred on or prior to the Expiration Date or any Delisting Date, then the Warrantholders will receive the Alternative Settlement Amount in lieu of the Cash Settlement Amount which shall be calculated as if the Warrants had been cancelled on the Expiration Date or any Delisting Date, as the case may be.

               Upon the occurrence of an Extraordinary Event or an Exercise Limitation Event, the Company shall use its best efforts to notify the Warrant Agent and the Determination Agent promptly that an Extraordinary Event or Exercise Limitation Event, as the case may be, has occurred and shall promptly give notice to the Warrantholders by publication in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal), that an Extraordinary Event or an Exercise Limitation Event has occurred.

               If the Company determines that an Extraordinary Event or an Exercise Limitation Event has occurred and is continuing on the Expiration Date or on any earlier Delisting Date, the Company shall so notify the Warrant Agent and the Determination Agent, and the Cash Settlement Value with respect to the exercised Warrants shall be equal to, and be calculated in the same manner as, an Alternative Settlement Amount, in accordance with the Warrant Agreement (treating the Expiration Date or any Delisting Date, as the case may be, as the date on which the Warrants were cancelled).

               If the Company determines that an Extraordinary Event has occurred and is continuing, and if the Extraordinary Event is expected by the Company to continue, the Company, prior to the Expiration Date, may immediately cancel the Warrants by notifying the Warrant Agent of such cancellation (the date such notice is given being the "Cancellation Date"), and each Warrantholder's rights under the Warrants and the Warrant
Agreement shall thereupon cease; provided, that, subject to an automatic extension of the term of the Warrants or to a determination that the Warrants are worthless, each Warrant shall be exercised (even if such Warrant would not otherwise be exercisable on such date because of the Limit Option) on the basis that the Valuation Date for such Warrant shall be the Cancellation Date and the holder of each such Warrant will receive the Alternative Settlement Amount determined by the Determination Agent.

               With respect to all Warrant Certificates as to which the Valuation Date has been postponed (other than Warrants that have been deemed worthless following an Extension Event) or which have been cancelled as described above, the Company shall make available to the Warrant Agent in a timely manner, which shall in no event be later than 3:00 P.M., New York City time, on the third New York Business Day following the date on which the Cash Settlement Value or Alternative Settlement Amount, as the case may be, has been calculated (the "Alternative Funding Date") New York Clearing House Funds or next day funds in an amount equal to, and for the payment of, the aggregate Cash Settlement Value or Alternative Settlement Amount, as applicable, of such Warrants. Subject to such funds having been made available as provided in the preceding sentence, the Warrant Agent will thereafter be responsible for making its payment available to each Registered Holder of the Warrants that submitted a Warrant Certificate (and in the case of cancellation to each Registered Holder) in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. Dollar bank account maintained by the Registered Holder in the United States (at such holder's election and upon proper notice being given to the Company and the Warrant Agent) prior to the close of business on the Alternative Funding Date (or, in the case of payments made by wire transfer, prior to the close of business on the New York Business Day next succeeding the Alternative Funding Date) against receipt by the Warrant
Agent at the Warrant Agent's Window, of such Registered Holder's Warrant Certificates. Such payment shall be in the amount equal to the aggregate
Cash Settlement Value or Alternative Settlement Amount, as the case may be, of the Warrants evidenced by such Warrant Certificates.

               If the Company determines that an event described in clause (i) of the definition of Exercise Limitation Event below has occurred and is continuing on the Expiration Date (an "Extension Event") then the term of any outstanding Warrants shall be automatically extended for a period of 30 days (the thirtieth day following the Expiration Date being the "Extended Expiration Date"), provided, however, that if the Cash Settlement Value or the Intrinsic Value used in calculating the Alternative Settlement Amount, as the case may be, of such Warrants would have been zero if the Warrants had been exercised such that the Valuation Date for such exercise was the Measurement Date (as defined below), then the term of the Warrants shall not be extended, the Warrants shall be deemed to be worthless and the Company shall not be required to make any payments in respect thereof. Any such automatic extension shall be deemed to have been revoked and the Warrants shall expire on the earlier of (i) the next Index Calculation Day following a Hong Kong Trading Day on which there is no Extension Event (the "Early Extended Expiration Date") and (ii) any Delisting Date occurring after the Expiration Date. The Company will give the Warrant Agent prompt notice by telephone or facsimile transmission and will give prompt notice to the Warrantholders by publication in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal) of the occurrence of an Extension Event, any Extended Expiration Date, any Index Calculation Day referred to in clause (i) above and any Delisting Date referred to in clause (ii) above, but in no event will such notice to the Warrant Agent be given later than 9:30 A.M., New York City time, on the New York Business
Day following the Expiration Day, Index Calculation Day or Delisting Date, as applicable.

               Any Warrants that expire as described in clause (i) of the preceding paragraph will be deemed to be exercised on the Early Extended Expiration Date (even if such Warrants would not otherwise be exercisable on such date because of the Limit Option) on the basis that the Valuation Date for such exercise shall be such Early Extended Expiration Date and the holder of each such Warrant will receive an Alternative Settlement Amount, calculated using the value of the Underlying Stocks on such Early Extended Expiration Date, whether or not an Extraordinary Event or an Exercise Limitation Event is continuing on such Early Extended Expiration Date.

               If the term of the Warrants has been extended pursuant to the second preceding paragraph but the Company determines that an Extension Event is continuing (A) when the Warrants expire on the Extended Expiration Date or
(B) on any Delisting Date occurring on or after the Expiration Date, the Warrants shall be deemed to be worthless and the Company shall not be required to make any payments in respect thereof. The Company shall give prompt notice of any such determination to the Warrant Agent by telephone or facsimile transmission and to the Warrantholders by publication in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal).

               "Measurement Date" means the Hong Kong Trading Day occurring most recently prior to the Expiration Date on which none of the events described in clause (i) of the definition of Exercise Limitation Event below had occurred or was continuing.

               The "Alternative Settlement Amount" is the amount calculated using the formula set forth below:


               Alternative Settlement Amount = Intrinsic Value +
                 (T/2 x A/B)


                     where

         Intrinsic         the Cash Settlement Value of the
           Value =         Warrants determined as described above, but
                           calculated with a Spot AMEX Hong Kong 30 Index determined by the Determination Agent which, subject to approval by the Company (such approval not to be unreasonably withheld), in the reasonable opinion of the Determination Agent, fairly reflects the value of the Underlying Stocks on the Cancellation Date, Expiration Date, Delisting Date or Early Extended Expiration Date, whichever has given rise to the payment of the Alternative
                           Settlement Amount;

               T = U.S. $[____] the maximum initial offering price per Warrant;

               A = the total number of days from but excluding the Cancellation Date, Expiration Date or Delisting Date, whichever has given rise to the payment of the Alternative Settlement Amount for such Warrants, to and including the Expiration Date; and

               B = the total number of days from, but excluding the date on which sales of the Warrants were initially confirmed, to and including the Expiration Date.

               For the purposes of determining "Intrinsic Value" in the above formula, in the event that the Determination Agent and the Company are required, but have not, after good faith consultation with each other and within five days following the first day upon which such Alternative Settlement Amount may be calculated in accordance with the above formula, agreed upon a Spot AMEX Hong Kong 30 Index which fairly reflects the value of the Underlying Stocks on the Cancellation Date, Expiration Date, Delisting Date or Early Extended Expiration Date, whichever gives rise to the payment of the Alternative Settlement Amount then the Determination Agent shall promptly nominate a third party, subject to approval by the Company (such approval not to be unreasonably withheld), to determine such figure and calculate the Alternative Settlement Amount in accordance with the above formula. Such party shall act as an independent expert and not as an agent of the Company or the Determination Agent, and its calculation and determination of the Alternative Settlement Amount shall, absent manifest error, be final and binding on the Company, the Warrant Agent, the Determination Agent and the Warrantholders. Any such calculations will be made available to a Warrantholder for inspection at the Warrant Agent's Office. Neither the Company nor such third party shall have any responsibility for good faith errors or omissions in calculating the Alternative Settlement Amount.

               An "Extraordinary Event" means any of the following events:

                     (i) a suspension or absence of trading on the Hong Kong Stock Exchange (the "HKSE") of all of the Underlying Stocks which then comprise the AMEX Hong Kong 30 Index or a Successor Index;

                   (ii) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court of any jurisdiction, any administrative agency or any other U.S. or non-U.S. governmental authority that would make it unlawful for the Company to perform any of its obligations under the Warrant Agreement or the Warrants or that has had or is reasonably expected to have a material adverse effect on the ability of (A) the Company to perform its obligations under the Warrants or to hedge or modify the hedge of its position with respect to the AMEX Hong Kong 30 Index or a Successor Index; or (B) any affiliate of the Company to hedge or modify the hedge of its position with respect to any hedging transaction entered into with the Company in connection with the Company's obligations under the Warrants.

                  (iii) any outbreak or escalation of hostilities or other national or international calamity or crisis (including, without limitation, natural calamities that in the opinion of the Company may materially and adversely affect the economy of Hong Kong or the trading of securities generally on the HKSE) that has had or is reasonably expected to have a material adverse effect on the ability of (A) the Company to perform its obligations under the Warrants or to modify the hedge of its position with respect to the AMEX Hong Kong 30 Index or a Successor Index; or (B) any affiliate of the Company to hedge or modify the hedge of its position with respect to any hedging transaction entered into with the Company in connection with the Company's obligations under the Warrants.

               For the purposes of determining whether an Extraordinary Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute an Extraordinary Event if it results from an announced change in the regular business hours of the HKSE and (2) an "absence of trading" on the HKSE will not include any time when the HKSE is closed for trading under ordinary circumstances.

               "Exercise Limitation Event" means either of the following events:

                     (i) a suspension, material limitation or absence of trading on the HKSE of 20% or more in number of the Underlying Stocks; or

                   (ii) the suspension or material limitation on the Hong Kong Futures Exchange (the "HK Futures Exchange") or any other major futures, options or securities market of trading in futures or options contracts related to the Hang Seng Index, the AMEX Hong Kong 30 Index or a Successor Index.

               For the purposes of determining whether an Exercise Limitation Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute an Exercise Limitation Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute an Exercise Limitation Event, (3) a suspension of trading in an Underlying Stock or in a futures or options contract referred to in clause (ii) above, by reason of (x) a price change violating limits set by the HKSE or the HK Futures Exchange or such other futures, options or securities market referred to in clause (ii) above or (y) an imbalance of orders relating to an Underlying Stock or such contracts will constitute a suspension or material limitation of trading, (4) an "absence of trading" on the HKSE will not include any time when the HKSE is closed for trading under ordinary circumstances and (5) the occurrence of an Extraordinary Event described in clause (i) of the definition of Extraordinary Event will not constitute, and will supersede the occurrence of, an Exercise Limitation Event.

               All exercises of Warrants (other than on automatic exercise or following an Extension Event) are subject, at the Company's option, to the limitation that not more than 750,000 Warrants in total may be exercised on any Exercise Date and not more than 250,000 Warrants may be exercised by or on behalf of any beneficial owner, either individually or in concert with any other beneficial owner, on any Exercise Date. If any New York Business Day would otherwise, under the terms hereof, be the Exercise Date in respect of more than 750,000 Warrants, then at the Company's election (by giving notice thereof to the Warrant Agent not later than by 11:00 A.M., New York City time on the New York Business Day immediately following such Exercise Date), 750,000 of such Warrants shall be deemed exercised on such Exercise Date (selected by the Warrant Agent on a pro rata basis, but if, as a result of such pro rata selection, any Registered Holders of Warrants would be deemed to have exercised less than 500 Warrants, then the Warrant Agent shall first select an additional amount of such holders' Warrants so that no holder shall be deemed to have exercised less than 500 Warrants), and the remainder of such Warrants (the "Remaining Warrants") shall be deemed exercised on the following New York Business Day (notwithstanding the minimum exercise requirement and subject to successive applications of this paragraph); provided that any Remaining Warrants for which an Exercise Notice was delivered on a given Exercise Date shall be deemed exercised before any other Warrants for which an Exercise Notice was delivered on a later Exercise Date. If any beneficial owner of Warrants attempts to exercise more than 250,000 Warrants on any New York Business Day individually or in concert, then at the Company's election (as notified to the Warrant Agent by giving notice thereof to the Warrant Agent not later than 11:00 A.M., New York City time, on the New York Business Day following such New York Business Day), 250,000 of such Warrants shall be deemed exercised on such New York Business Day and the remainder shall be deemed exercised on the following New York Business Day (notwithstanding the minimum exercise requirements and subject to successive applications of this paragraph). The date on which any Warrant is deemed exercised under the preceding two sentences shall for all purposes of this Warrant Certificate be deemed to be the "Exercise Date" in respect of such Warrants.

               Prior to due presentment for registration of transfer, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent, may deem and treat the registered owner hereof as the absolute owner of the Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon) for any purpose whatsoever, and as the person entitled to exercise the rights represented by the Warrants evidenced hereby, and neither the Company nor the Warrant Agent, nor any agent of the Company or the Warrant Agent, shall be affected by any notice to the contrary.

               The Warrant Agent will, in accordance with the Warrant Agreement, from time to time register the transfer of this Warrant Certificate upon surrender hereof at the Warrant Agent's Window, Attention: Transfer Department, accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Company duly executed by the Registered Holder(s) hereof, a duly appointed legal representative thereof or by its duly authorized attorney. Such signature shall be guaranteed by a bank or trust company having a correspondent office in The City of New York or by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. (the "NASD") or by a member of a national securities exchange. A new Warrant Certificate shall be issued to the transferee(s) upon any such registration of transfer, and this Warrant Certificate shall be cancelled by the Warrant Agent.

               Commencing on the forty-fifth calendar day or on any earlier day specified by the Determination Agent with the approval of the Company following the initial original issuance of the Warrants, each Warrantholder will have the option (the "Conversion Option") to convert the form in which such Warrantholder holds his Warrants from definitive to book-entry form. The Conversion Option will be available for 45 calendar days (the "Conversion Option Period"). The Company will give prior notice of any such earlier Conversion Option Period commencement date to the Warrant Agent by telephone or facsimile transmission and to the Warrantholders by mail or (at the Company's sole discretion) publication in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal).

               In order to be exchanged for a Warrant in book-entry form, a Warrant Certificate must be delivered to the Depository Trust Company (the "Depository"), in proper form for deposit, by a Participant. Accordingly, unless Warrants are purchased in book-entry form, a Warrantholder who is not a Participant must deliver his Warrant Certificate, in proper form for deposit, to a Participant, either directly or through an indirect participant (such as a bank, brokerage firm, dealer or trust company that clears through, or maintains a custodial relationship with, a Participant) or brokerage firm which maintains an account with a Participant, in order to have its Warrant Certificate exchanged for a Warrant in book-entry form.

               Warrant Certificates received by the Depository for exchange during the Conversion Option Period will be exchanged for Warrants in book-entry form by the close of business on the New York Business Day that such Certificates are received by the Depository (if received by the Depository by its then applicable cut-off time for same day credit) or on the following New York Business Day (if received by the Depository by its then applicable cut-off time for next day credit). Warrants surrendered at any time for exchange for book-entry Warrants may not be exercised or delivered for settlement or transfer until such exchange has been effected. Once a Warrantholder has elected the Conversion Option, such Warrantholder may hold his Warrants only in book-entry form and will not be able to change his election or withdraw from the book-entry system during the Conversion Option Period or thereafter.

               Except for Warrants subject to automatic exercise, Warrants with respect to which payments of any Alternative Settlement Amount are made and Warrants deemed worthless following an Extension Event, each Warrantholder, in connection with any exercise of Warrants (including a postponed exercise following an Extraordinary Event or an Exercise Limitation Event), shall have the option (the "Limit Option") to specify in the related Exercise Notice that such Warrants are not to be exercised if the Spot AMEX Hong Kong 30 Index that would otherwise be used to determine the Cash Settlement Value of such Warrants is fifteen (15) or more points (such number of points subject to adjustment in accordance with the Warrant Agreement) lower than the level of the AMEX Hong Kong 30 Index for the day specified below (such level, the "Limit Option Reference Index"). A Warrantholder's election of the Limit Option must be specified in the applicable Exercise Notice delivered to the Warrant Agent. The Limit Option Reference Index will be the level of the AMEX Hong Kong 30 Index on the relevant Exercise Date (or if such day is not an Index Calculation Day, on the immediately preceding Index Calculation Day). If an Exercise Notice and the related Warrants are received after 3:00 P.M., New York City time, on a given day, the applicable Limit Option Reference Index will be determined as of the next day that is also a New York Business Day (or, if such day is not an Index Calculation Day, as of the immediately preceding Index Calculation Day).

              Following receipt of an Exercise Notice and the related Warrants subject to the Limit Option, the Warrant Agent shall obtain from the Determination Agent the applicable Limit Option Reference Index and will determine whether such Warrants will not be exercised because of the Limit Option. Warrants that are not exercised will be treated as not having been tendered for exercise and the Warrant Certificate evidencing such Warrants will be returned to the Registered Holder by first class mail at the Company's expense. To exercise such Warrants, a Warrantholder will be required to cause an Exercise Notice and the related Warrants to be submitted again to the Warrant Agent. In the case of a postponed Valuation Date, the Limit Option will continue to apply once elected by a Warrantholder in connection with an exercise of Warrants on the basis of the Limit Option Reference Index as initially determined for such Warrants, except when such Valuation Date is postponed until the Expiration Date, any Delisting Date or the Cancellation Date or following an Extension Event. Such Warrants will either (i) be exercised on a delayed basis if the applicable Spot AMEX Hong Kong 30 Index on the postponed Valuation Date is not fifteen (15) or more points (such number of points subject to adjustment in accordance with the Warrant Agreement) less than the Limit Option Reference Index or (ii) be excluded from being exercised if, on any applicable postponed Valuation Date, the applicable Spot AMEX Hong Kong 30 Index is fifteen (15) or more points (such number of points subject to adjustment in accordance with the Warrant Agreement) less than the Limit Option Reference Index. In connection with any exercise of 1,000 or more Warrants, a Warrantholder may elect to subject the exercise of only a portion of such Warrants to the Limit Option; provided that the number of Warrants subject to the Limit Option and the number of Warrants not subject to the Limit Option shall in each case not be less than 500.

               As provided in the Warrant Agreement and subject to certain limitations, this Warrant Certificate may be exchanged for other Warrant Certificates, representing a like number of Warrants, upon surrender to the Warrant Agent at the Warrant Agent's Window, Attention: Transfer Department, of this Warrant Certificate. The Company will thereupon execute, and the Warrant Agent will countersign and deliver, one or more new Warrant Certificates representing such like number of Warrants. Upon surrender of this Warrant Certificate for exchange, the Warrant Agent shall cancel this Warrant Certificate.

               No service charge will be made for any registration of transfer or exchange of this Warrant Certificate, but the Company may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in relation thereto, other than exchanges not involving any transfer.

               Capitalized terms included herein but not defined herein have the meanings assigned thereto in the Warrant Agreement.

               The "AMEX Hong Kong 30 Index" means the AMEX Hong Kong 30 Index designed, developed, maintained and operated by the AMEX. The "Spot AMEX Hong Kong 30 Index" for any date means the level on such date of the AMEX Hong Kong 30 Index or any Successor Index. As used herein, "New York Business Day" means any day other than a Saturday, Sunday or a day on which either the AMEX or the New York Stock Exchange is not open for securities trading or commercial banks in New York City are required or authorized by law or executive order to remain closed, and "Hong Kong Business Day" means any day other than (i) a Saturday, Sunday or a day on which banks are not open for a full day of business in Hong Kong or (ii) a day on which the HKSE or the HK Futures Exchange is not open for business. "Hong Kong Trading Day" means any day on which the HKSE is open for business. References in this Certificate to "U.S. Dollar", "U.S.$" or "$" are to the lawful currency of the United States of America. References to "Hong Kong Dollar" or "HK$" are to the lawful currency of Hong Kong. As used herein, "Index Calculation Day" means any day the AMEX Hong Kong 30 Index or any Successor Index is calculated and published.

               The Warrant Agreement and the terms of the Warrants are subject to amendment, as provided in the Warrant Agreement.

               This Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New York.

                                Exercise Notice


Chemical Bank/Geoserve
Corporate Trust Securities Window
55 Water Street, Room 234
North Building
New York, New York 10041

Attention:  Tender Department



               1. This Notice DOES /DOES NOT relate to "Contingently Tendered Warrants" subject to a Limit Option, as provided for in the Warrant Agreement. If this Exercise Notice relates to any Contingently Tendered Warrants, _____ of such Warrants are Contingently Tendered Warrants and _____ are not. If the Spot AMEX Hong Kong 30 Index used to determine the Cash Settlement Value of Contingently Tendered Warrants is less than the Limit Option Reference Index by fifteen (15) points or more, an Exercise Notice with respect to such Contingently Tendered Warrants shall be void and of no effect (and shall be disregarded for all purposes of the Warrant Agreement).

               2. Subject to paragraph 1, the undersigned (the "Owner") hereby irrevocably exercises __________ Warrants (the "Exercised Warrants") and delivers to you herewith a Warrant Certificate or Certificates, registered in the Owner's name, representing a number of Warrants at least equal to the number of Exercised Warrants. Each beneficial owner of Warrants that is exercising Warrants pursuant to this Exercise Notice is exercising no fewer than 500 Warrants and no beneficial owner is acting in concert with any other beneficial owner in relation to the exercise of the Exercised Warrants.

               3. Each beneficial owner of Warrants that is exercising Warrants pursuant to this Exercise Notice is exercising no more than 250,000 Warrants on the date of this Exercise Notice individually or in concert.

               4. Each beneficial owner that is exercising Warrants pursuant to this Exercise Notice certifies that the number of Contingently Tendered Warrants and the number of Warrants not subject to the Limit Option shall in each case not be less than 500; provided that, such beneficial owner has not combined Definitive Warrants and Book-entry Warrants or Book-entry Warrants held through more than one Participant to meet such requirement.

               5. The Owner hereby directs the Warrant Agent (a) to pay the Cash Settlement Value, if any, with respect to the Exercised Warrants:

                           By cashier's check or an official bank check:

                           or

                           By wire transfer to the following U.S. dollar bank account in the United States:

                           (Minimum payments of $100,000 only)

                           Bank: _______________________________

                           ABA Routing No.: ____________________

                           Account No.: ______  Reference: _____

and (b) if the number of Exercised Warrants is less than the number of Warrants represented by the enclosed Warrant Certificate, to deliver a Warrant Certificate representing the unexercised Warrants to


Dated:            , 19



                                       ___________________________
                                               (Owner)


                                       By_________________________
                                              Authorized Signature


                                       Address:

                                       Telephone (  )


                                                                   EXHIBIT A-1




                      FORM OF GLOBAL WARRANT CERTIFICATE


No. _____-1
CUSIP No. 617446158

          Unless this Global Warrant Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.


                           MORGAN STANLEY GROUP INC.
                    Global Warrant Certificate Representing

                     AMEX Hong Kong 30 Index Call Warrants
                          Expiring October [__], 1997


               This certifies that CEDE & CO., or registered assigns, is the Registered Holder of the number of AMEX Hong Kong 30 Index Call Warrants Expiring October [__], 1997 (the "Warrants") set forth from time to time on Schedule A hereto. Each Warrant entitles the beneficial owner thereof (each a "Warrantholder") to receive, subject to the conditions set forth herein and in the Warrant Agreement referred to below, from Morgan Stanley Group Inc. (the "Company") the Cash Settlement Value of such Warrant, except that, under the circumstance described below, such Warrantholder may instead receive the Alternative Settlement Amount for such Warrant or, in certain circumstances following an Extension Event, the Warrants will be deemed to be worthless.
The Cash Settlement Value of an Exercised Warrant will be an amount in U.S. Dollars (the "Cash Settlement Value") equal to the greater of (i) zero and
(ii) the quotient (rounded down to the nearest cent) of (A) the amount, if any, by which the Spot AMEX Hong Kong 30 Index on the applicable Valuation Date (as defined herein) for such Warrant exceeds the Strike Level, divided by (B) the product of 2.5 and the fixed Hong Kong Dollar/U.S. Dollar exchange rate of HK$[_____] per U.S. $1.00. The Cash Settlement Value is calculated using the following formula:

Cash Settlement Value = the greater of

(i) $0 and (ii) $1 x (Spot AMEX Hong Kong 30 Index - Strike Level)
                ---------------------------------------------------
                              2.5 x (HK$[_____]/U.S. $1.00)

The "Strike Level" is [_________] which was determined by the Determination Agent and was the level of the AMEX Hong Kong 30 Index on October [__], 1995, but is subject to adjustment as described below.

               A Warrant will not require or entitle a Warrantholder to sell or deliver to the Company any shares of any component stocks of the AMEX Hong Kong 30 Index or any Successor Index to the AMEX Hong Kong 30 Index (the "Underlying Stocks"), or any other securities. Upon exercise of a Warrant, the Company will make only a U.S. Dollar cash payment in the amount of the Cash Settlement Value or Alternative Settlement Amount, if any and as applicable, of such Warrant. The Company is under no obligation to, nor will it, purchase or take delivery from any Warrantholder of any shares of any of the Underlying Stocks or any other securities in connection with the exercise of any Warrants. Warrantholders will not receive any interest on any Cash Settlement Value, and the Warrants will not entitle the Warrantholders to any of the rights of holders of any of the Underlying Stocks or other securities.

               Subject to the terms and conditions set forth herein and in the Warrant Agreement, each Warrant may be exercised, on any New York Business Day during the period from its date of issuance until 3:00 P.M., New York City time, on the earlier of (i) the New York Business Day immediately preceding the Expiration Date (as defined below) and (ii) any earlier Delisting Date. Except under certain circumstances following an Extension Event, any Warrant not exercised (including by reason of any postponed exercise as described herein and in the Warrant Agreement) at or before 3:00 P.M., New York City time, on the earlier of (i) the New York Business Day immediately preceding the Expiration Date and (ii) any earlier Delisting Date, shall be automatically exercised. The "Expiration Date" shall be October [__],
1997, subject to an automatic extension of the term of the Warrants as described herein.

               This Global Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

               The Warrants evidenced by this Global Warrant Certificate are part of a duly authorized issue of Warrants issued by the Company pursuant to a Warrant Agreement, dated as of October [__], 1997 (the "Warrant Agreement") among the Company, Chemical Bank (the "Warrant Agent") and Morgan Stanley & Co. Incorporated (the "Determination Agent"), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Warrantholders, the entities through which such Warrantholders hold their beneficial interests in the Warrants and the Registered Holder of this Global Warrant Certificate consent by acceptance of this Global Warrant Certificate by the Depository and which Warrant Agreement is hereby incorporated by reference in and made a part of this Global Warrant Certificate. A copy of the Warrant Agreement is on file at the Warrant Agent's Office.

               The Warrants are unsecured contractual obligations of the Company and rank on a parity with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt.

               Subject to the provisions hereof and the Warrant Agreement, each Warrant represented by this Global Warrant Certificate (each a "Book-entry Warrant") may be exercised on any New York Business Day during the period from the Initial Conversion Date until 3:00 P.M., New York City time, on the earlier of (i) the New York Business Day immediately preceding the Expiration Date and (ii) any earlier Delisting Date, by causing (x) such Warrant to be transferred free to the Warrant Agent on the records of the Depository in accordance with the Depository's Deposit/Withdrawal at Custodian procedures, as provided in the Representations Letter, and (y) a duly completed and executed Exercise Notice to be received by the Warrant Agent from a Participant acting, directly or indirectly, on behalf of the Warrantholder; provided, however, that Exercise Notices are subject to rejection by the Warrant Agent as provided herein and in the Warrant Agreement.

               Morgan Stanley & Co. Incorporated, as Determination Agent, shall determine the Spot AMEX Hong Kong 30 Index as provided in the Warrant Agreement and herein and shall make such calculations as may be required upon the occurrence of certain circumstances, as described in the Warrant Agreement and herein. The Determination Agent shall act as an independent expert and not as an agent of the Company, and, unless otherwise provided by the Warrant Agreement, its calculations and determinations under the Warrant Agreement and this Global Warrant Certificate shall, absent manifest error, be final and binding on the Company, the Warrant Agent and the Warrantholders. Any such calculations will be made available to a Warrantholder for inspection at the Warrant Agent's Office. The Determination Agent will have no responsibility for good faith errors or omissions in calculating or disseminating information regarding the AMEX Hong Kong 30 Index or any Successor Index, adjustments or calculations by the Determination Agent in order to arrive at a calculation of a stock index comparable to the AMEX Hong Kong 30 Index or any Substitute Index or the Cash Settlement Value or the Alternative Settlement Amount, as applicable.

               In the event that the AMEX Hong Kong 30 Index is not published by the AMEX but is published by another person not affiliated with the Company and acceptable to the Company (a "Third Party"), then the Spot AMEX Hong Kong 30 Index for any date thereafter will be determined based on the level of the AMEX Hong Kong 30 Index as published by such Third Party. If the AMEX or any Third Party discontinues publication of the AMEX Hong Kong 30 Index and publishes a successor index that the Company determines, in its sole discretion, to be comparable to the AMEX Hong Kong 30 Index (any such index being a "Successor Index"), then the Spot AMEX Hong Kong 30 Index for any date thereafter will be determined by the Determination Agent on behalf of the Company based on the closing level of the Successor Index on such date. If the AMEX or any Third Party makes a material change in the formula for, or the method of calculating, the AMEX Hong Kong 30 Index or any Successor Index, the Determination Agent shall make such calculations as may be required to determine the applicable Cash Settlement Value using the formula and method of calculating the AMEX Hong Kong 30 Index or any Successor Index as in effect prior to such change or modification. If the AMEX and/or any Third Party discontinues publication of the AMEX Hong Kong 30 Index and/or any Successor Index, the Determination Agent will determine the applicable Cash Settlement Value based on the formula and method used in calculating the AMEX Hong Kong 30 Index or any Successor Index as in effect on the date the AMEX Hong Kong 30 Index or such Successor Index was last published.

               Subject to the Warrant Agreement and this Warrant Certificate, the "Valuation Date" for a Warrant shall be the first Index Calculation Day following the applicable Exercise Date (subject to postponement upon the occurrence of an Extraordinary Event or Exercise Limitation Event or as a result of the exercise of a number of Warrants exceeding the limits on exercise set forth herein).

               Except for Warrants subject to automatic exercise, or Warrants subject to the Limit Option and except following an Extension Event, the "Exercise Date" for a Warrant will be (i) the New York Business Day on which the Warrant Agent receives the Warrant and Exercise Notice in proper form with respect to such Warrant, if received at or prior to 3:00 P.M., New York City time, on such day, or (ii) if the Warrant Agent receives such Warrant and/or Exercise Notice after 3:00 P.M., New York City time, on a New York Business Day, then the New York Business Day next succeeding the New York Business Day on which such Warrant or Exercise Notice is received.

               Subject to the provisions of the Warrant Agreement relating to Extension Events, all Warrants for which the Warrant Agent has not received a valid Exercise Notice at or prior to 3:00 P.M., New York City time, on (i) the New York Business Day immediately preceding the Expiration Date or (ii) any Delisting Date prior to the Expiration Date or for which the Warrant Agent has received a valid Exercise Notice but with respect to which timely delivery of the relevant Warrants has not been made, together with any Warrants the Valuation Date for which has as of such time been postponed as described below, shall be automatically exercised as of such date; without any requirement of delivery of an Exercise Notice to the Warrant Agent. However, if the Company first receives notice of the delisting or suspension of the Warrants on the same day on which such Warrants are delisted or suspended, such day will be deemed a Delisting Date. For purposes of this Global Warrant Certificate, "Index Calculation Day" means any day the AMEX Hong Kong 30 Index or any Successor Index is calculated and published. The Exercise Date for such Warrants will be the Expiration Date or any Delisting Date, as the case may be, or, if such date is not a New York Business Day, the next succeeding New York Business Day. The Warrant Agent will obtain the Spot AMEX Hong Kong 30 Index (determined as of the first Index Calculation Day following such date, which will be the Valuation Date for such Warrants except in the case of a postponed exercise following the occurrence of an Extraordinary Event or an Exercise Limitation Event) and will determine the Cash Settlement Value, if any, of such Warrants.

               No fewer than 500 Warrants may be exercised by or on behalf of any one Warrantholder at any one time, except that no such minimum exercise amount shall apply in the case of automatic exercise on or following the Expiration Date or on any Delisting Date or in the case of cancellation of the Warrants as a result of an Extraordinary Event. A Warrantholder shall not combine Definitive Warrants and Book-entry Warrants or Book-entry Warrants held through more than one Participant to meet the 500 Warrant minimum exercise requirement. With the exception of the Limit Option, an Exercise Notice shall be unconditional. Except as provided in the Warrant Agreement, the Warrant Agent shall be entitled, with no duty of inquiry, to rely conclusively on any Exercise Notice received by it and on any representation of the exercising Warrantholder contained therein.

               If the Exercise Notice is not rejected as provided in the Warrant Agreement, then the Warrant Agent or the Determination Agent, as the case may be, will determine the Cash Settlement Value of the exercised Warrants in accordance with the terms of the Warrant Agreement. Except in the case of Warrants subject to automatic exercise, Warrants that upon exercise entitle the holder thereof to receive an Alternative Settlement Amount in lieu of the Cash Settlement Value and Warrants deemed worthless following an Extension Event, if on any Valuation Date the Cash Settlement Value for any Warrants then exercised would be zero, then in such case, the attempted exercise of such Warrants shall be void and of no effect and the Warrants will be transferred by the Warrant Agent back to the Participant that submitted them free on the records of the Depository and, in either case such Warrantholder shall be permitted to re-exercise such Warrants prior to the Expiration Date or any Delisting Date, as the case may be.

               Except in the case of Warrants subject to automatic exercise, for Warrants that upon exercise entitle the holder thereof to receive an Alternative Settlement Amount and Warrants deemed worthless following an Extension Event, if the Company has made adequate New York Clearing House or next day funds available to the Warrant Agent in a timely manner which shall in no event be later than 3:00 P.M., New York City time, on the fourth New
York Business Day following a Valuation Date (or, if the Valuation Date is not a New York Business Day, on the fourth New York Business Day following the New York Business Day next succeeding the Valuation Date) (the "Funding Date"), the Warrant Agent will be responsible for making its payment available to each appropriate Participant in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. Dollar account maintained by such Participant in the United States (at the Participant's election as specified in the Exercise Notice) prior to the close of business, on the first New York Business Day immediately succeeding such Funding Date (the "Settlement Date"). Such payment shall be in an amount equal to the aggregate Cash Settlement Value of such holder's exercised Warrants;

               With respect to automatically exercised Warrants (other than Warrants subject to postponed exercise following the occurrence of an Extraordinary Event or an Exercise Limitation Event), if the Company has made adequate New York Clearing House or next day funds available to the Warrant Agent in a timely manner, which shall in no event be later than 3:00 P.M., New York City time, on the Automatic Funding Date, the Warrant Agent will be responsible for making funds available to the Depository, against receipt of the Global Warrant Certificate, prior to the close of business, on the Automatic Funding Date. Such funds are to be in an amount equal to the aggregate Cash Settlement Value of the Warrants subject to such automatic exercise.

               Neither the Warrant Agent nor the Determination Agent will be responsible for any losses resulting from a failure of a brokerage firm or a Participant to properly exercise Warrants on behalf of a Warrantholder.

               Subject to the provisions of Section 2.03(b)(ii) of the Warrant Agreement, if the Company determines that an Extraordinary Event or Exercise Limitation Event has occurred and is continuing on the Hong Kong Business Day with respect to which the Spot AMEX Hong Kong 30 Index on a Valuation Date is to be determined (the "Applicable Hong Kong Business Day"), then the Cash Settlement Value with respect to an exercise of Warrants shall be calculated on the basis that the Valuation Date shall be the next Index Calculation Day following an Applicable Hong Kong Business Day on which there is no Extraordinary Event or Exercise Limitation Event; provided, that if the Valuation Date has not occurred on or prior to the Expiration Date or any Delisting Date, then the Warrantholders will receive the Alternative
Settlement Amount in lieu of the Cash Settlement Amount, which shall be calculated as if the Warrants had been cancelled on the Expiration Date or any Delisting Date, as the case may be.

               Upon the occurrence of an Extraordinary Event or an Exercise Limitation Event, the Company shall use its best efforts to notify the Warrant Agent and the Determination Agent promptly that an Extraordinary Event or Exercise Limitation Event, as the case may be, has occurred and shall promptly give notice to the Warrantholders by publication in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal), that an Extraordinary Event or an Exercise Limitation Event has occurred.

               If the Company determines that an Extraordinary Event or an Exercise Limitation Event has occurred and is continuing on the Expiration Date or on any earlier Delisting Date, the Company shall so notify the Warrant Agent and the Determination Agent, and the Cash Settlement Value with respect to the exercised Warrants shall be equal to, and be calculated in the same manner as, an Alternative Settlement Amount, in accordance with the Warrant Agreement (treating the Expiration Date or any Delisting Date, as the case may be, as the date on which the Warrants were cancelled).

               If the Company determines that an Extraordinary Event has occurred and is continuing, and if that Extraordinary Event is expected by the Company, prior to the Expiration Date to continue, the Company may immediately cancel the Warrants by notifying the Warrant Agent of such cancellation (the date such notice is given being the "Cancellation Date"), and each Warrantholder's rights with respect to the Warrants and under the Warrant Agreement shall thereupon cease; provided, that, subject to an automatic extension of the term of the Warrants or to a determination that the Warrants are worthless, each Warrant shall be exercised (even if such Warrant would not otherwise be exercisable on such date because of the Limit Option) on the basis that the Valuation Date for such Warrant shall be the Cancellation Date and each Warrantholder shall have the right to receive, in lieu of the Cash Settlement Value of such Warrant, the Alternative Settlement Amount, determined by the Determination Agent.

               An "Extraordinary Event" means any of the following events:

               (i) a suspension or absence of trading on the Hong Kong Stock Exchange (the "HKSE") of all the Underlying Stocks which then comprise the AMEX Hong Kong 30 Index or a Successor Index;

               (ii) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court of any jurisdiction, any administrative agency or any other U.S. or non-U.S. governmental authority that would make it unlawful for the Company to perform any of its obligations under the Warrant Agreement or the Warrants or that has had or is reasonably expected to have a material adverse effect on the ability of (A) the Company to perform its obligations under the Warrants or to hedge or modify the hedge of its position with respect to the AMEX Hong Kong 30 Index or a Successor Index; or (B) any affiliate of the Company to hedge or modify the hedge of its position with respect to any hedging transaction entered into with the Company in connection with the Company's obligations under the Warrants.

               (iii) any outbreak or escalation of hostilities or other national or international calamity or crises (including, without limitation, natural calamities that in the opinion of the Company may materially and adversely affect the economy of Hong Kong or the trading of securities generally on the HKSE) that had or is reasonably expected to have a material adverse effect on the ability of (A) the Company to perform its obligations under the Warrants or to modify the hedge of its position with respect to the AMEX Hong Kong 30 Index or a Successor Index; or (B) any affiliate of the Company to hedge or modify the hedge of its position with respect to any hedging transaction entered into with the Company in connection with the Company's obligations under the Warrants.

               For the purpose of determining whether an Extraordinary Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute an Extraordinary Event if it results from an announced change in the regular business hours of the HKSE and (2) an "absence of trading" on the HKSE will not include any time when the HKSE is closed for trading under ordinary circumstances.

               An "Exercise Limitation Event" means either of the following events:

               (i) a suspension, material limitation or absence of trading on the HKSE of 20% or more in number of the Underlying Stocks; or

               (ii) the suspension or material limitation on The Hong Kong Futures Exchange Ltd. (the "HK Futures Exchange") or any other major futures, options or securities market of trading in futures or options contracts related to the Hang Seng Index, the AMEX Hong Kong 30 Index or a Successor Index.

               For the purposes of determining whether an Exercise Limitation Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute an Exercise Limitation Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute an Exercise Limitation Event, (3) a suspension of trading in an Underlying Stock or in a futures or options contract referred to in clause (ii) above, by reason of (x) a price change violating limits set by the HKSE or HK Futures Exchange or such other futures, options or securities market referred to in clause (ii) above or (y) an imbalance of orders relating to an Underlying Stock or such contracts will constitute a suspension or material limitation of trading, (4) an "absence of trading" on the HKSE will not include any time when the HKSE is closed for trading under ordinary circumstances and (5) the occurrence of an Extraordinary Event described in clause (i) of the definition of Extraordinary Event will not constitute, and will supersede the occurrence of, an Exercise Limitation Event.

               The "Alternative Settlement Amount" is the amount calculated using the formula set forth below:

               Alternative Settlement Amount = Intrinsic Value +
                 (T/2 x A/B)

               where

       Intrinsic Value =   the Cash Settlement Value of the Warrants
                           determined as described above but calculated with a Spot AMEX Hong Kong 30 Index determined by the
                           Determination Agent which, subject to approval by the Company (such approval not to be unreasonably withheld), in the reasonable opinion of the Determination Agent, fairly reflects the value of the Underlying Stocks on the Cancellation Date,
                           Expiration Date, Delisting Date or Early Extended
                           Expiration Date, whichever has given rise to the payment of the Alternative Settlement Amount;

                     T = U.S. $[____], the maximum initial offering price per Warrant;

                     A = the total number of days from but excluding the Cancellation Date, Expiration Date, or Delisting Date, whichever has given rise to the payment of the Alternative Settlement Amount for such Warrants, to and including the Expiration Date; and

                     B = the total number of days from, but excluding the date on which sales of the Warrants were initially confirmed, to and including the Expiration Date.

               For the purposes of determining "Intrinsic Value" in the above formula, in the event that the Determination Agent and the Company are required, but have not, after good faith consultation with each other and within five days following the first day on which such Alternative Settlement Amount may be calculated in accordance with the above formula, agreed upon a Spot AMEX Hong Kong 30 Index which fairly reflects the value of the Underlying Stocks on the Cancellation Date, Expiration Date, Delisting Date or Early Extended Expiration Date, whichever gives rise to the payment of the Alternative Settlement Amount, then the Determination Agent shall promptly nominate a third party, subject to approval by the Company (such approval not to be unreasonably withheld), to determine such figure and calculate the Alternative Settlement Amount in accordance with the above formula. Such party shall act as an independent expert and not as an agent of the Company or the Determination Agent, and its calculation and determination of the Alternative Settlement Amount shall, absent manifest error, be final and binding on the Company, the Warrant Agent, the Determination Agent and the Warrantholders. Any such calculations will be made available to a Warrantholder for inspection at the Warrant Agent's Office. Neither the Company nor such third party shall have any responsibility for good faith errors or omissions in calculating the Alternative Settlement Amount.

               If the Company determines that an event described in clause (i) of the definition of Exercise Limitation Event below has occurred and is continuing on the Expiration Date (an "Extension Event") then the term of any outstanding Warrants shall be automatically extended for a period of 30 days (the thirtieth day following the Expiration Date being the "Extended
Expiration Date"), provided, however, that if the Cash Settlement Value or the Intrinsic Value used in calculating the Alternative Settlement Amount, as the case may be, of such Warrants would have been zero if the Warrants had been exercised such that the Valuation Date for such exercise was the Measurement Date (as defined below), then the term of the Warrants shall not be extended, the Warrants shall be deemed to be worthless and the Company shall not be required to make any payments in respect thereof. Any such automatic extension shall be deemed to have been revoked and the Warrants shall expire on the earlier of (i) the next Index Calculation Day following a Hong Kong Trading Day on which there is no Extension Event (the "Early Extended Expiration Date") and (ii) any Delisting Date occurring after the Expiration Date. The Company will give the Warrant Agent prompt notice by telephone or facsimile transmission and will give prompt notice to the Warrantholders by publication in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal) of the occurrence of an Extension Event, any Extended Expiration Date, any Index Calculation Day referred to in clause (i) above and any Delisting Date referred to in clause (ii) above, but in no event will such notice to the Warrant Agent be given later than 9:30 A.M., New York City time, on the New York Business Day following the
Expiration Day, Index Calculation Day or Delisting Date, as applicable.

               Any Warrants that expire as described in clause (i) of the preceding paragraph will be deemed to be exercised on the Early Extended Expiration Date (even if such Warrants would not otherwise be exercisable on such date because of the Limit Option) on the basis that the Valuation Date for such exercise shall be such Early Extended Expiration Date and the holder of each such Warrant will receive an Alternative Settlement Amount, calculated using the value of the Underlying Stocks on such Early Extended Expiration Date, whether or not an Extraordinary Event or an Exercise Limitation Event is continuing on such Early Extended Expiration Date.

               If the term of the Warrants has been extended pursuant to the second preceding paragraph but the Company determines that an Extension Event is continuing (A) when the Warrants expire on the Extended Expiration Date or
(B) on any Delisting Date occurring on or after the Expiration Date, the Warrants shall be deemed to be worthless and the Company shall not be required to make any payments in respect thereof. The Company shall give prompt notice of any such determination to the Warrant Agent by telephone or facsimile transmission and to the Warrantholders by publication in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal).

               "Measurement Date" means the Hong Kong Trading Day occurring most recently prior to the Expiration Date on which none of the events described in clause (i) of the definition of Exercise Limitation Event below had occurred or was continuing.

               With respect to all Warrants as to which the Valuation Date has been postponed (other than Warrants that have been deemed worthless following an Extension Event) or which have been cancelled as described above, the Company shall make available to the Warrant Agent in a timely manner, which shall in no event be later than 3:00 P.M., New York City time, on the third New York Business Day following the date on which the Cash Settlement Value or Alternative Settlement Amount, as the case may be, has been calculated (the "Alternative Funding Date") New York Clearing House or next day funds in an amount equal to, and for the payment of, the aggregate Cash Settlement Value or Alternative Settlement Amount, as applicable, of such Warrants. Subject to such funds having been made available as provided in the preceding sentence, the Warrant Agent will thereafter be responsible for making its payment to the Depository prior to the close of business on, the Alternative Funding Date, in an amount equal to the aggregate Cash Settlement Value or Alternative Settlement Amount (as applicable) of such exercised Warrants (and in the case of cancellation as described above, of all previously unexercised Warrants).

               All exercises of Warrants (other than on automatic exercise or following an Extension Event) are subject, at the Company's option, to the limitation that not more than 750,000 Warrants in total may be exercised on any Exercise Date and not more than 250,000 Warrants may be exercised by or on behalf of any beneficial owner, either individually or in concert with any other beneficial owner, on any Exercise Date. If any New York Business Day would otherwise, under the terms hereof, be the Exercise Date in respect of more than 750,000 Warrants, then at the Company's election (by giving notice thereof to the Warrant Agent not later than 11:00 A.M., New York City time, on the New York Business Day immediately following such Exercise Date), 750,000 of such Warrants shall be deemed exercised on such Exercise Date (selected by the Warrant Agent on a pro rata basis, but if, as a result of such pro rata selection, any Registered Holders would be deemed to have exercised less than 500 Warrants, then the Warrant Agent shall first select additional amounts of such holders' Warrants so that no holder shall be deemed to have exercised less than 500 Warrants), and the remainder of such Warrants (the "Remaining Warrants") shall be deemed exercised on the following New York Business Day (notwithstanding the minimum exercise requirement and subject to successive applications of this paragraph); provided that any Remaining Warrants for which an Exercise Notice was delivered on a given Exercise Date shall be deemed exercised before any other Warrants in respect of which an Exercise Notice was delivered on a later Exercise Date. If any beneficial owner of Warrants attempts to exercise more than 250,000 Warrants on any New York Business Day individually or in concert, then at the Company's election (as notified to the Warrant Agent by giving notice thereof to the Warrant Agent not later than 11:00 A.M., New York City time, on the New York Business Day following such New York Business Day), 250,000 of such Warrants shall be deemed exercised on such New York Business Day and the remainder shall be deemed exercised on the following New York Business Day (notwithstanding the minimum exercise requirement and subject to successive applications of this paragraph). The date on which any Warrant is deemed exercised under the preceding two sentences shall for all purposes of this Global Warrant Certificate be the "Exercise Date" in respect of such Warrants.

               Prior to due presentment for registration of transfer, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent, may deem and treat the registered owner hereof as the absolute owner of the Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon) for any purpose whatsoever, and as the person entitled to exercise the rights represented by the Warrants evidenced hereby, and neither the Company nor the Warrant Agent, nor any agent of the Company or the Warrant Agent, shall be affected by any notice to the contrary.

               The Warrant Agent will, in accordance with the Warrant Agreement, from time to time register the transfer of this Global Warrant Certificate in its records (which may be maintained electronically) subject to such reasonable regulations as the Company or the Warrant Agent may prescribe, only to the Depository, to another nominee of the Depository, to a successor Depository or to a nominee of a successor Depository, upon surrender of such Global Warrant Certificate, duly endorsed, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Company, duly executed by the Registered Holder thereof or by the duly appointed legal representative thereof, or by its duly authorized attorney. Such signature shall be guaranteed by a bank or trust company with a correspondent office in The City of New York or by a broker or a dealer, which is a member of the National Association of Securities Dealers, Inc. (the "NASD") or by a member of a national securities exchange. Upon any such registration of transfer, a new Global Warrant Certificate shall be issued to the transferee and the surrendered Global Warrant Certificate shall be cancelled by the Warrant Agent.

               The Global Warrant Certificate may be transferred as provided above when surrendered to the Warrant Agent's Window, Attention: Transfer Department, or at the location of any successor Warrant Agent for another Global Warrant Certificate of like tenor and representing a like number of unexercised Warrants.

               Except for Warrants subject to automatic exercise, Warrants with respect to which payments of any Alternative Settlement Amount are made and Warrants deemed worthless following an Extension Event, each Warrantholder, in connection with any exercise of Warrants (including a postponed exercise following an Extraordinary Event or an Exercise Limitation Event), will have the option (the "Limit Option") to specify that such Warrants are not to be exercised if the Spot AMEX Hong Kong 30 Index that would otherwise be used to determine the Cash Settlement Value of such Warrants is fifteen (15) or more points (such number of points subject to adjustment in accordance with the Warrant Agreement) lower than the level of the AMEX Hong Kong 30 Index for the day specified below (such level, the "Limit Option Reference Index"). A Warrantholder's election of the Limit Option must be specified in the applicable Exercise Notice delivered to the Warrant Agent. The Limit Option Reference Index will be the level of the AMEX Hong Kong 30 Index on the relevant Exercise Date (or if such day is not an Index Calculation Day, on the immediately preceding Index
Calculation Day). If an Exercise Notice and the related Warrants are received after 3:00 P.M., New York City time, on a given day, the applicable Limit Option Reference Index will be determined as of the next day that is also a New York Business Day (or, if such day is not an Index Calculation Day, as of the immediately preceding Index Calculation Day).

              Following receipt of an Exercise Notice and the related Warrants subject to the Limit Option, the Warrant Agent shall obtain from the Determination Agent the applicable Limit Option Reference Index and will determine whether such Warrants will not be exercised because of the Limit Option. Warrants that are not exercised will be treated as not having been tendered for exercise and the Warrant Certificate evidencing such Warrants will be returned to the Registered Holder by first class mail at the Company's expense. To exercise such Warrants, a Warrantholder will be required to cause an Exercise Notice and the related Warrants to be submitted again to the Warrant Agent. In the case of a postponed Valuation Date, the Limit Option will continue to apply once elected by a Warrantholder in connection with an exercise of Warrants on the basis of the Limit Option Reference Index as initially determined for such Warrants, except when such Valuation Date is postponed until the Expiration Date, any Delisting Date or the Cancellation Date or following an Extension Event. Such Warrants will either (i) be exercised on a delayed basis if the applicable Spot AMEX Hong Kong 30 Index on the postponed Valuation Date is not fifteen (15) or more points (such number of points subject to adjustment in accordance with the Warrant Agreement) less than the Limit Option Reference Index or (ii) be excluded from being exercised if, on any applicable postponed Valuation Date, the applicable Spot AMEX Hong Kong 30 Index is fifteen (15) or more points (such number of points subject to adjustment in accordance with the Warrant Agreement) less than the Limit Option Reference Index. In connection with any exercise of 1,000 or more Warrants, a Warrantholder may elect to subject the exercise of only a portion of such Warrants to the Limit Option, provided that the number of Warrants subject to the Limit Option and the number of Warrants not subject to the Limit Option shall in each case not be less than 500.

               Capitalized terms included herein but not defined herein have the meanings assigned thereto in the Warrant Agreement.

               The "AMEX Hong Kong 30 Index" means the AMEX Hong Kong 30 Index designed, developed, maintained and operated by the AMEX. The "Spot AMEX Hong Kong 30 Index" for any date means the level on such date of the AMEX Hong Kong 30 Index or any Successor Index. As used herein, "New York Business Day" means any day other than a Saturday or a Sunday or a day on which commercial banks in New York City are required or authorized by law or executive order to remain closed, and "Hong Kong Business Day" means any day other than (i) a Saturday, Sunday or day on which banks are not open for a full day of business in Hong Kong or (ii) a day on which the HKSE or the HK Futures Exchange is not open for business. "Hong Kong Trading Day" means any day on which the HKSE is open for business. References in this Global Certificate to "U.S. Dollars", "U.S.$" or "$" are to the lawful currency of the United States of America and references to "Hong Kong Dollar" or "HK$" are to the lawful currency of Hong Kong.

               The Warrant Agreement and the terms of the Warrants are subject to amendment, as provided in the Warrant Agreement.

               This Global Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New York.

               IN WITNESS WHEREOF, Morgan Stanley Group Inc. has caused this instrument to be duly executed.


Dated:          , 199_     MORGAN STANLEY GROUP INC.


                                                        By____________________
                                                          Name:
                                                          Title:



Attest:


By____________________
  Name:
  Title:



Countersigned as of the
date above written:

CHEMICAL BANK
as Warrant Agent


               By____________________
                  Authorized Officer


                                  Schedule A




                           Number of Warrants Represented by
Date                       this Global Warrant Certificate
----                       --------------------------------











                                                                   EXHIBIT A-2



                                EXERCISE NOTICE
          For Warrants Represented by the Global Warrant Certificate


Chemical Bank/Geoserve
Corporate Trust Securities Window
55 Water Street
Room 234
North Building
New York, New York 10041

Attention:  Tender Department


               1. We refer to the Warrant Agreement dated as of October [__], 1995 (the "Warrant Agreement"), among Morgan Stanley Group Inc. (the "Company"), Chemical Bank, as Warrant Agent (the "Warrant Agent"), and Morgan Stanley & Co. Incorporated, as Determination Agent (the "Determination Agent"). On behalf of certain beneficial owners, each of whom we certify is exercising no fewer than 500 Warrants that are covered by this Exercise Notice and whose Warrants have been, or will be, transferred to the Warrant Agent in accordance with the provisions of the Representations Letter relating to the Warrants, we hereby irrevocably exercise _____ Warrants (the "Tendered Warrants"). We hereby acknowledge that the Warrants being exercised and this Exercise Notice must be received by you by 3:00 P.M., New York City time, on a New York Business Day in order for the Valuation Date for the Tendered Warrants to be the Index Calculation Day following such New York Business Day and that, if the Warrants being exercised and this Exercise Notice are received by you after 3:00 P.M., New York City time, on a New York Business Day the Valuation Date of the Tendered Warrants shall be the Index Calculation Day next succeeding such New York Business Day, in each case subject to certain provisions of the Warrant Agreement.

               2. If you determine that this Exercise Notice has not been duly completed or is not in proper form, this Exercise Notice will be void and of no effect and will be deemed not to have been delivered.


               3. We hereby direct you to make payment to us of amounts payable to our clients as a result of the exercise of the Warrants hereunder as follows:

                           By cashier's check or an official bank check;
                              or
                           By wire transfer to the following U.S. Dollar bank
                             account in the United States:

                            (Minimum payments of $100,000 only)

                           Bank:  _________________________________

                           Account No.: ______________________________________

                           ABA Routing No.: __________________________________

                           Reference: ________________________________________

               4. [All/PART OF] the Tendered Warrants covered hereby [ARE/ARE NOT] subject to the Limit Option:

                   Number of Warrants subject to the Limit Option (the "Contingently Tendered Warrants"): _____________________.

               5. Each client on whose behalf we are exercising Warrants pursuant to this Exercise Notice has certified to us that it is not exercising in excess of 250,000 Warrants on behalf of any beneficial owner or in concert with any other beneficial owner on the date of this Exercise Notice.

               6. Each client on whose behalf we are exercising Warrants pursuant to this Exercise Notice has certified that the number of Contingency Tendered Warrants and the number of Warrants not subject to the Limit Option shall in each case not be less than 500; provided that, such client has not combined Definitive Warrants and Book-entry Warrants to meet such requirement.

               7. We hereby certify that we are a Participant of The Depository Trust Company (the "Depository") with the present right to use and receive its services.

               Capitalized terms used but not defined herein have the meanings assigned thereto in the Warrant Agreement.


Dated:            , 19


                                 NAME OF DEPOSITORY
                                   PARTICIPANT
                                    Participant Number



                                 By __________________________________
                                           Authorized Signature

                                 Address:

                                 Telephone:  (      )


                                                                     EXHIBIT B

                           CONFIRMATION OF EXERCISE
               For Warrants Represented by Warrant Certificates


               We hereby confirm receipt of your Exercise Notice with respect to Warrants (the "Exercised Warrants") and the related Warrant Certificates, which we have found to be duly completed and in proper form. The Valuation Date of the Exercised Warrants was the close of business on ___________, 19__.

               We hereby confirm that the aggregate Cash Settlement Value of the Exercised Warrants is U.S.$______ ($_____ per Warrant), which will be made available to you in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to the U.S. Dollar bank account specified in your irrevocable Exercise Notice, for payment on the fourth New York Business Day following the Valuation Date for such Warrants (or, if such Valuation Date is not a New York Business Day, on the fourth New York Business Day following the New York Business Day next succeeding the Valuation Date for such Warrants).

               Capitalized terms included herein but not defined have the meanings assigned thereto in the Warrant Agreement, dated as of October [__], 1995, among Morgan Stanley Group Inc., Chemical Bank, and Morgan Stanley & Co. Incorporated.

Dated:            , 19


                                             CHEMICAL BANK, as Warrant
                                               Agent,


                                             By_______________________
                                                Authorized Signature



                              NOTICE OF REJECTION


               You are hereby notified that the Exercise Notice delivered by you was determined by us not to have been duly completed in proper form. Accordingly, we have rejected your Exercise Notice as being unsatisfactory as to form.

               Capitalized terms used but not defined herein have the meanings assigned thereto in the Warrant Agreement.

Dated:            , 19


                                             CHEMICAL BANK, as Warrant
                                              Agent


                                             By_______________________
                                                Authorized Signature


                                                                   EXHIBIT B-1



                           CONFIRMATION OF EXERCISE
          For Warrants Represented by the Global Warrant Certificate


Name of Depository Participant
Address


               We hereby confirm receipt of your Exercise Notice with respect to Warrants (the "Exercised Warrants") which were transferred by you (or on your behalf) to our DTC Participant Account No. _______. Such Notice we have found to be duly completed and in proper form. The Valuation Date of the Exercised Warrants was the close of business on ____________, 19__.

               [As set forth in your Exercise Notice, none of the Warrants covered thereby is subject to the Limit Option. Accordingly, for purposes hereof, all such Warrants shall constitute Exercised Warrants, which number we hereby confirm to be _______________.] [Your Exercise Notice stated that the Warrants covered thereby are subject to the Limit Option. The applicable Limit Option Reference Index for such Warrants is ________ and the Spot AMEX Hong Kong 30 Index for the date that would otherwise be the Valuation Date for such Warrants is ________. Such Spot AMEX Hong Kong 30 Index is not lower than such Limit Option Reference Index by fifteen (15) or more points. Accordingly, for purposes hereof, all such Warrants shall constitute Exercised Warrants. We hereby confirm the number of such Exercised Warrants to be ________.]

               We hereby confirm that the aggregate Cash Settlement Value of the Exercised Warrants is U.S.$______ (U.S.$_____ per Warrant), which will be made available to you in the form of a cashier's check or an official bank check or by wire transfer to the bank account designated in your irrevocable Exercise Notice for payment on the fourth New York Business Day following the Valuation Date for such Warrants (or, if such Valuation Date is not a New York Business Day, on the fourth New York Business Day following the New York Business Day next succeeding the Valuation Date for such Warrants).

               Capitalized terms included herein but not defined have the meanings assigned thereto in the Warrant Agreement dated as of October [__], 1995, among Morgan Stanley Group Inc., Chemical Bank, as Warrant Agent, and Morgan Stanley & Co. Incorporated, as Determination Agent.

Dated:            , 19


                                             CHEMICAL BANK, as Warrant
                                               Agent

                                             By________________________
                                                Authorized Signature



                              NOTICE OF REJECTION



Name of Depository Participant
Address



               You are hereby notified that the Exercise Notice delivered by you was determined by us not to have been duly completed in proper form. Such Warrants were not transferred to our DTC Participant Account No. ________. Accordingly, we have rejected your Exercise Notice as being unsatisfactory as to form.

               Capitalized terms used but not defined herein have the meanings assigned thereto in the Warrant Agreement.

Dated:            , 19


                                             CHEMICAL BANK, as Warrant
                                              Agent


                                             By________________________
                                                Authorized Signature


                                                                   EXHIBIT C-1

                              NOTICE OF REJECTION
                           RELATING TO LIMIT OPTION

                           For Warrants Represented
                            by Warrant Certificates


               We refer to your Exercise Notice dated __________, 199_, with respect to Warrants that were subject to the Limit Option. The applicable Limit Option Reference Index for such Warrants is __________ and the Spot AMEX Hong Kong 30 Index for the date that would otherwise be the Valuation Date for such Warrants is ____________. Such Spot AMEX Hong Kong 30 Index is lower than the Limit Option Reference Index on the Exercise Date (or if such date was not an Index Calculation Day, on the Index Calculation Day prior to the Exercise Date for such Warrants) by fifteen (15) points or more. Accordingly, we have rejected such Exercise Notice pursuant to your exercise of the Limit Option.

               Capitalized terms included herein but not defined have the meanings assigned thereto in the Warrant Agreement dated as of October [__], 1995, among Morgan Stanley Group Inc., Chemical Bank and Morgan Stanley & Co. Incorporated.

Dated:            , 19


                                             CHEMICAL BANK, as Warrant
                                               Agent,


                                             By________________________
                                                Authorized Signature


                                                                   EXHIBIT C-2


                              NOTICE OF REJECTION
                           RELATING TO LIMIT OPTION

                           For Warrants Represented
                                                         by the Global Warrant
                                  Certificate


Name of Depository Participant
Address


               We refer to your Exercise Notice dated ________, 199_, with respect to Warrants that were subject to the Limit Option. The applicable Limit Option Reference Index for such Warrants is ____________ and the Spot AMEX Hong Kong 30 Index for the date that would otherwise be the Valuation Date for such Warrants is ____________. Such Spot AMEX Hong Kong 30 Index is lower than the Limit Option Reference Index on the Exercise Date (or if such date was not an Index Calculation Day, on the Index Calculation Day prior to the Exercise Date for such Warrants) by fifteen (15) points or more. Accordingly, we have rejected such Exercise Notice pursuant to your exercise of the Limit Option.

               Capitalized terms included herein but not defined have the meanings assigned thereto in the Warrant Agreement dated as of October [__], 1995, among Morgan Stanley Group Inc., Chemical Bank, and Morgan Stanley & Co. Incorporated.


Dated:            , 199_


                                             CHEMICAL BANK, as Warrant
                                              Agent,


                                             By________________________
                                                Authorized Signature